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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                               SEPTEMBER 1, 1995
               (DATE OF REPORT; DATE OF EARLIEST EVENT REPORTED)

                                  VENCOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        1-10989                      61-1055020
   (STATE OF INCORPORATION)         (COMMISSION FILE NO.)              (IRS EMPLOYER
                                                                    IDENTIFICATION NO.)

     3300 PROVIDIAN CENTER                                                 40202
    400 WEST MARKET STREET                                              (ZIP CODE)
     LOUISVILLE, KENTUCKY
(ADDRESS OF PRINCIPAL EXECUTIVE
            OFFICES)

                                 (502) 569-7300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  INTRODUCTION

     On April 23, 1995, Vencor, Inc. (the "Company" or "Vencor") announced the signing of a definitive agreement to merge with The Hillhaven Corporation ("Hillhaven") (the "Hillhaven Merger" or the "Merger") in a tax-free stock-for-stock transaction intended to qualify as a pooling of interests for accounting purposes. The Hillhaven Merger is subject to certain regulatory approvals, as well as the approval of the stockholders of both companies.

     On August 11, 1995, the Company filed Amendment No. 3 to a Registration Statement on Form S-4 which included, among other things, a description of the terms of the Hillhaven Merger, selected historical financial information for both companies and unaudited pro forma condensed combined financial information. Special meetings of the stockholders of both companies to approve the Hillhaven Merger are scheduled to occur on September 27, 1995.

     This report on Form 8-K includes the following financial information: (i) selected historical financial information for both the Company and Hillhaven,
(ii) selected financial data, management's discussion and analysis of financial condition and results of operations, and the consolidated financial statements and financial statement schedules of Hillhaven, all included in its Annual Report on Form 10-K for the year ended May 31, 1995 (filed with the Securities and Exchange Commission ("the Commission") on August 28, 1995), (iii) the supplemental consolidated financial statements and financial statement schedules of Hillhaven for each of the three years ended May 31, 1995 (filed with the Commission on August 31, 1995) which reflect the merger with Nationwide Care, Inc. consummated on June 30, 1995, and (iv) the unaudited pro forma condensed combined financial information of the Company and Hillhaven for each of the three years ended December 31, 1994, 1993 and 1992 and the six months ended June 30, 1995 and 1994.

     The consent of KPMG Peat Marwick LLP is included as Exhibit 23.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected historical financial data of Vencor and the supplemental selected historical financial data of Hillhaven (which reflects the merger with Nationwide Care, Inc. ("Nationwide") (the "Nationwide Transactions") consummated on June 30, 1995) coincides with their respective annual reporting periods: Vencor (December 31) and Hillhaven (May 31). It is anticipated that upon consummation of the Merger, Vencor's annual financial reporting period ending on December 31 will be adopted by the combined entity.

  Vencor

     The selected historical consolidated financial data of Vencor have been derived from the consolidated financial statements of Vencor for each of the five fiscal years for the period ended December 31, 1994 and the unaudited six-month periods ended June 30, 1995 and 1994. The selected historical consolidated financial data should be read in conjunction with the historical consolidated financial statements included in Vencor's 1994 Annual Report on Form 10-K/A, its Quarterly Report on Form 10-Q for the six months ended June 30, 1995 and the unaudited pro forma condensed combined financial information contained elsewhere herein.

  Hillhaven

     The supplemental selected historical consolidated financial data of Hillhaven have been derived from the supplemental consolidated financial statements of Hillhaven for each of the five fiscal years ended May 31, 1995. The supplemental selected historical consolidated financial data should be read in conjunction with the historical supplemental consolidated financial statements of Hillhaven and the unaudited pro forma condensed combined financial information, both of which are contained elsewhere herein.

                                  VENCOR, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
          (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           (UNAUDITED)
                                           FOR THE SIX
                                          MONTHS ENDED
                                            JUNE 30,                          FOR THE YEARS ENDED DECEMBER 31,
                                      ---------------------     ------------------------------------------------------------
                                        1995         1994         1994         1993         1992         1991         1990
                                      --------     --------     --------     --------     --------     --------     --------
INCOME STATEMENT DATA:
Net revenues
  Patient revenues..................  $259,005     $183,741     $396,766     $276,587     $210,721     $132,404     $ 77,194
  Other revenues....................     2,089        1,756        3,252        5,648        3,969        2,897        2,650
                                      --------     --------     --------     --------     --------     --------     --------
        Net revenues................   261,094      185,497      400,018      282,235      214,690      135,301       79,844
Expenses
  Salaries, wages and benefits......   133,440       91,514      197,336      132,492      102,133       64,848       39,719
  Supplies..........................    28,975       22,273       46,662       33,020       26,399       17,041       10,400
  Rent..............................     9,416        8,134       16,757       14,930       12,924        9,173        5,210
  Other operating expenses..........    40,312       28,568       59,535       44,328       35,147       23,178       16,058
  Depreciation and amortization.....    11,898        9,531       20,390       12,705        7,402        3,248        1,494
  Interest..........................     4,349        3,473        6,787        6,375        2,129          725        1,373
                                      --------     --------     --------     --------     --------     --------     --------
        Total expenses..............   228,390      163,493      347,467      243,850      186,134      118,213       74,254
                                      --------     --------     --------     --------     --------     --------     --------
Income before income taxes..........    32,704       22,004       52,551       38,385       28,556       17,088        5,590
Income taxes........................    12,743        8,802       21,135       15,461       11,128        7,002        2,274
                                      --------     --------     --------     --------     --------     --------     --------
        Net income..................  $ 19,961     $ 13,202     $ 31,416     $ 22,924     $ 17,428     $ 10,086     $  3,316
                                      ========     ========     ========     ========     ========     ========     ========
Net income per share
  Primary...........................  $   0.71     $   0.51     $   1.20     $   0.85     $   0.63     $   0.42     $   0.19
  Fully diluted.....................  $   0.66     $   0.49     $   1.13     $  --        $  --        $  --        $  --
Shares used in per share calculation
  Primary...........................    28,083       25,719       25,994       27,072       27,507       24,047       17,348
  Fully diluted.....................    32,506       30,142       30,417        --           --           --           --
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital.....................  $ 95,591     $ 74,133     $ 76,907     $ 61,670     $ 54,546     $ 72,826     $ 20,265
Total assets........................   495,788      336,069      390,372      294,265      294,229      148,234       56,123
Long-term debt, less current
  portion...........................   144,285      129,164      141,899      116,370      116,830          866       12,761
Shareholders' equity................   275,418      149,729      183,727      131,096      144,801      126,047       30,191
Book value per common share.........  $   9.72     $   6.00     $   7.19     $   5.31     $   5.38     $   4.75     $   1.58
SELECTED STATISTICAL DATA
  (UNAUDITED)
  (AT END OF PERIOD):
Number of hospitals.................        36           31           34           29           22           17           13
Number of licensed beds.............     3,275        2,316        2,511        2,198        1,717        1,250          996
Patient days........................   237,851      201,671      403,623      293,367      223,483      150,564      109,303
Percentage of net revenues from
  inpatient hospital operations.....        82%          91%          90%          97%          98%          98%          97%
Average daily census................     1,417        1,114        1,123          875          620          459          312

                           THE HILLHAVEN CORPORATION
          SUPPLEMENTAL SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            YEARS ENDED MAY 31,
                                       --------------------------------------------------------------
                                          1995         1994         1993         1992         1991
                                       ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
Net operating revenues...............  $1,704,206   $1,592,819   $1,445,201   $1,360,535   $1,290,328
Expenses:
  General and administrative.........   1,455,154    1,352,624    1,231,810    1,175,582    1,121,225
  Interest...........................      55,238       60,890       67,184       60,403       47,639
  Depreciation and amortization......      61,616       57,384       56,421       49,006       35,931
  Rent...............................      60,913       63,411       59,393       73,018      103,023
  Restructuring......................          --      (20,225)       5,769       92,529           --
  Adjustment to carrying value of
     properties previously reported
     as discontinued operations......          --           --           --       20,736           --
                                       ----------   ----------   ----------   ----------   ----------
Net expenses.........................   1,632,921    1,514,084    1,420,577    1,471,274    1,307,818
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) from operations........      71,285       78,735       24,624     (110,739)     (17,490)
Interest income......................      13,139       13,749       16,056       12,820       17,013
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes,
  reinstatement of discontinued
  operations, extraordinary charge
  and cumulative effect of accounting
  change.............................      84,424       92,484       40,680      (97,919)        (477)
Income tax (expense) benefit.........     (29,328)     (27,985)       5,372         (923)        (136)
Reinstatement of discontinued
  operations.........................          --           --           --       24,743        4,379
Extraordinary charge -- early
  extinguishment of debt, net of
  income taxes.......................        (570)      (1,062)      (2,217)         380           --
Cumulative effect of change in
  accounting for income taxes........          --           --       (1,103)          --           --
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $   54,526   $   63,437   $   42,732   $  (73,719)  $    3,766
                                       ==========   ==========   ==========   ==========   ==========
Net income (loss) per common share
  -- primary.........................  $     1.41   $     1.80   $     1.37   $    (2.77)  $     0.14
  -- fully diluted...................  $     1.31   $     1.59   $       --   $       --   $       --
BALANCE SHEET DATA:
Working capital......................      70,005       40,309       80,733       60,149       77,566
Total assets.........................   1,337,931    1,269,314    1,293,965    1,220,196      855,859
Long-term debt.......................     625,857      621,423      861,275      872,168      480,214
Stockholders' equity.................     435,950      377,583      190,919      137,603      176,027
OTHER INFORMATION (unaudited)
  (at end of period):
NURSING CENTERS
Number of nursing centers............         295          295          308          352          361
Number of licensed beds..............      37,451       37,419       38,496       43,156       44,366
Average occupancy rate for the
  year...............................       92.6%        93.3%        93.3%        91.7%        90.6%
Nursing centers managed for others...          15           16           17           17           19
PHARMACY OUTLETS.....................          56           77           88          131          118
RETIREMENT HOUSING COMMUNITIES.......          23           22           24           29           29

ITEM 7.(A) FINANCIAL STATEMENTS.

                                  VENCOR, INC.
                                    FORM 8-K
                                     INDEX

                                                                                        PAGE
                                                                                        ----
FORM 10-K OF THE HILLHAVEN CORPORATION FOR THE YEAR ENDED MAY 31, 1995:
  Item 6.  Selected Financial Data....................................................    6
  Item 7.  Management's Discussion and Analysis of Financial Condition
            and Results of Operations.................................................    7
  Item 8.  Financial Statements and Supplementary Data:
     Independent Auditors' Report.....................................................   12
     Consolidated Balance Sheets, May 31, 1995 and 1994...............................   13
     Consolidated Statements of Income for the years ended May 31,
       1995, 1994 and 1993............................................................   14
     Consolidated Statements of Cash Flows for the years ended May 31,
       1995, 1994 and 1993............................................................   15
     Consolidated Statements of Stockholders' Equity for the years
       ended May 31, 1995, 1994 and 1993..............................................   16
     Notes to Consolidated Financial Statements.......................................   18
     Quarterly Financial Summary (Unaudited)..........................................   34
  Financial Statement Schedules:
     Schedule II -- Valuation and Qualifying Accounts for the years
       ended May 31, 1995, 1994 and 1993..............................................   35

ITEM 6.  SELECTED FINANCIAL DATA

     The following selected financial data have been derived from the Consolidated Financial Statements of The Hillhaven Corporation and its subsidiaries ("Hillhaven" or the "Company"). The data set forth below should be read in conjunction with the Consolidated Financial Statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which follow.

                                                            YEARS ENDED MAY 31,
                                       --------------------------------------------------------------
                                          1995         1994         1993         1992         1991
                                       ----------   ----------   ----------   ----------   ----------
                                              (DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)
INCOME STATEMENT DATA:
Net operating revenues...............  $1,576,282   $1,471,190   $1,378,466   $1,317,187   $1,254,253
Expenses:
  General and administrative.........   1,349,837    1,255,332    1,180,974    1,144,390    1,094,456
  Interest...........................      50,839       56,178       63,600       56,863       43,800
  Depreciation and amortization......      57,481       54,395       53,651       46,698       33,650
  Rent...............................      53,571       56,280       56,687       71,665      101,604
  Restructuring......................          --      (20,225)       5,769       92,529           --
  Adjustment to carrying value of
     properties previously reported
     as discontinued operations......          --           --           --       20,736           --
                                       ----------   ----------   ----------   ----------   ----------
Net expenses.........................   1,511,728    1,401,960    1,360,681    1,432,881    1,273,510
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) from operations........      64,554       69,230       17,785     (115,694)     (19,257)
Interest income......................      12,860       13,635       16,006       12,820       17,013
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes,
  reinstatement of discontinued
  operations, extraordinary charge
  and cumulative effect of accounting
  change.............................      77,414       82,865       33,791     (102,874)      (2,244)
Income tax (expense) benefit.........     (25,555)     (23,385)       7,116         (543)        (136)
Reinstatement of discontinued
  operations.........................          --           --           --       24,743        4,379
Extraordinary charge -- early
  extinguishment of debt, net of
  income taxes.......................        (570)      (1,062)        (565)          --           --
Cumulative effect of change in
  accounting for income taxes........          --           --       (1,103)          --           --
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $   51,289   $   58,418   $   39,239   $  (78,674)  $    1,999
                                       ==========   ==========   ==========   ==========   ==========
Net income (loss) per common share
  -- primary.........................       $1.54        $1.96        $1.51       $(3.63)        $.09
  -- fully diluted...................       $1.40        $1.68           --           --           --
BALANCE SHEET DATA:
Working capital......................  $   64,273   $   37,673   $   78,886   $   59,619   $   78,771
Total assets.........................   1,252,319    1,192,493    1,224,012    1,178,909      817,823
Long-term debt.......................     578,601      579,035      819,202      834,452      443,095
Stockholders' equity.................     419,665      363,747      181,649      141,320      182,251
OTHER INFORMATION (unaudited)
  (at end of period):
NURSING CENTERS
Number of nursing centers............         272          272          284          334          342
Number of licensed beds..............      34,194       34,162       35,139       41,089       42,239
Average occupancy rate for the
  year...............................        92.8%        93.4%        93.4%        91.6%        90.6%
Nursing centers managed for others...          15           16           17           17           19
PHARMACY OUTLETS.....................          56           77           88          131          118
RETIREMENT HOUSING COMMUNITIES.......          19           19           21           27           27

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(Dollars in thousands)

     The following material should be read in conjunction with the Selected Financial Data and the Consolidated Financial Statements of the Company and the related notes thereto. All references in this section to years are to fiscal years of the Company ended May 31 of such year.

MERGERS AND ACQUISITIONS

     In the 1995 fourth quarter, Hillhaven entered into the Merger Agreement with Vencor, Inc. ("Vencor") pursuant to which Hillhaven will be merged with and into Vencor (the "Merger"). Holders of Hillhaven common stock will be issued Vencor common stock in a business combination intended to qualify as a pooling of interests and as a tax-free reorganization for federal income tax purposes. Vencor operates a network of health care services for patients who suffer from cardiopulmonary disorders. The foundation of Vencor's network is a nationwide chain of long term intensive care hospitals. The Merger will create what Vencor and Hillhaven believe, based upon net operating revenues and the number of beds in service, will be one of the nation's largest providers of health care services primarily focusing on the needs of the elderly. With operations in 38 states, the merged company (including Nationwide Care, Inc. as discussed below) will conduct business in states containing more than 80% of the nation's population, with 35 long term intensive care hospitals and 311 nursing centers with more than 42,000 beds, 55 retail and institutional pharmacy outlets and 23 retirement housing communities with approximately 3,000 apartments. Health care services provided through this network of facilities will include long term intensive hospital care, long term nursing care, contract respiratory therapy services, acute cardiopulmonary care, subacute and post-operative care, inpatient and outpatient rehabilitation therapy, specialized care for Alzheimer's disease, hospice care, pharmacy services and retirement and assisted living. Consummation of the Merger is contingent upon the affirmative vote of Vencor's and Hillhaven's stockholders and certain governmental and regulatory approvals and is expected to occur in the 1996 second quarter.

     On February 27, 1995, Hillhaven signed a definitive agreement to acquire Nationwide Care, Inc. ("Nationwide") and its affiliated corporations and partnerships. The transaction closed on June 30, 1995. The consideration for the Nationwide acquisition was 5,000,000 shares of the Company's Common Stock, valued at approximately $141,000. The transaction was structured as a pooling of interests and as a tax-free reorganization for federal income tax purposes.

     The following summarized pro forma operating data give effect to the Nationwide acquisition as if it had occurred on June 1, 1992:

                                                    1995           1994           1993
                                                 ----------     ----------     ----------
        Total revenues.........................  $1,717,345     $1,606,568     $1,461,257
        Net income.............................      54,526         63,437         42,732
        Primary earnings per share.............       $1.41          $1.80          $1.37
        Fully diluted earnings per share.......        1.31           1.59            N/A

     On October 31, 1994, the Company acquired closely-held CPS Pharmaceutical Services, Inc. and Advanced Infusion Systems, Inc. ("CPS/AIS") in a business combination accounted for as a pooling of interests. CPS and AIS, which provide diversified pharmaceutical and infusion services through locations in Northern California, became part of the Company's Medisave Pharmacies, Inc. subsidiary ("Medisave") through the exchange of 1,262,062 shares of the Company's Common Stock valued at approximately $29,000. The accompanying financial information for 1995 is presented on the basis that the companies were combined for the entire period, and financial statements of the prior years have been restated to give effect to the combination.

RESULTS OF OPERATIONS

     Net operating revenues were $1,576,282 in 1995, $1,471,190 in 1994 and $1,378,466 in 1993. Net income was $51,289, $58,418 and $39,239 in 1995, 1994 and 1993, respectively. Net income for 1994 includes the

$21,904 pretax restructuring credit arising from unused loss reserves remaining at the conclusion of the Company's facility disposition program.

     The following table identifies the Company's sources of net operating revenues.

                                                               YEAR ENDED MAY 31,
                                                          -----------------------------
                                                          1995        1994        1993
                                                          -----       -----       -----
        Percentage of net operating revenues:
        Nursing Centers:
          Long term care................................   58.2%       60.8%       65.5%
          Subacute medical and rehabilitation...........   25.3        20.8        16.3
          Other revenues................................    2.1         2.6         2.1
                                                          -----       -----       -----
                  Total nursing centers.................   85.6        84.2        83.9
        Pharmacies......................................   12.1        13.5        14.1
        Retirement Housing..............................    2.3         2.3         2.0
                                                          -----       -----       -----
                  Total.................................  100.0%      100.0%      100.0%
                                                          =====       =====       =====
        Net patient revenues per patient day:
          Long term care..............................  $ 90.50     $ 84.59     $ 82.05
          Subacute medical and rehabilitation.........  $274.50     $240.87     $215.77
          Combined....................................  $113.59     $101.38     $ 93.59
        Average number of beds available..............   34,208      34,760      35,356
        Average occupancy.............................     92.8%       93.4%       93.4%

     Nursing center net operating revenues, comprised primarily of patient revenues, increased 8.8% in 1995 to $1,348,940 and 7.1% in 1994 to $1,239,317
from $1,156,766 in 1993. These increases were due primarily to the increases in revenues per patient day. The increases in revenue per patient day were the result of (i) rate increases received from Medicare and Medicaid and increases in private pay rates, (ii) increases in the volume of services provided to patients, such as additional therapies and subacute care services, and (iii) shifts in the patient mix toward subacute medical and rehabilitation care. Patients using these services are of higher acuity levels than traditional long term care patients, resulting in higher reimbursement rates. Nursing center net revenues for 1994 include a gain on the sale of 13 nursing centers in the amount of $5,102.

     The decrease in average occupancy in 1995 is due primarily to higher patient turnover associated with the increase in subacute medical and rehabilitation services.

     Patient revenues are affected by changes in Medicare and Medicaid reimbursement rates, private pay and other rates charged by Hillhaven, occupancy levels, the nature of services provided and the payor mix. Data for nursing center operations with respect to sources of net patient revenues and patient mix by payor type are set forth below. Included in private and other revenues are amounts received under managed care contracts.

                                                NET PATIENT REVENUES          PATIENT CENSUS
                                               ----------------------     ----------------------
                                               1995     1994     1993     1995     1994     1993
                                               ----     ----     ----     ----     ----     ----
    Medicaid.................................  46.5%    50.2%    54.8%    65.3%    66.6%    68.4%
    Private and other........................  26.3     26.8     26.8     23.2     23.4     23.3
    Medicare.................................  27.2     23.0     18.4     11.5     10.0      8.3

     The Company is continuing its strategy of improving its quality mix of private pay and Medicare patients by expanding its subacute medical and rehabilitation services. These higher revenue services include such care as physical, occupational and speech therapies, stroke therapy, wound care, oncology treatment, brain injury care and orthopedic therapy. The Company has increased the number of managed care contracts it maintains with insurance companies and other payors to provide subacute medical and rehabilitation care to their insureds, offering a less expensive alternative to acute care hospitals. The average daily number of managed care patients in Hillhaven's nursing centers, including long term care patients, was approximately 534 in 1995 compared to 435 in 1994 and 211 in 1993.

     Net operating revenues from pharmacy operations amounted to $190,638 in 1995, $198,634 in 1994 and $194,935 in 1993. Included in 1995 net operating revenues is a gain on the sale of the Company's interest in a closely-held institutional pharmacy amounting to $8,077. Pharmacy revenues were impacted by the disposition of 75 marginally performing retail outlets during the period from late 1993 through the first quarter of 1995.

     Institutional revenues, accounting for approximately 92% of pharmacy net revenues in 1995, versus 79% in 1994 and 66% in 1993, increased by 11.9% and 21.0% to $175,119 and $156,444 in 1995 and 1994, respectively, from $129,312 in
1993. The growing contribution from institutional operations reflects the Company's increasing focus on the nursing center market and the disposition of retail outlets. Institutional revenues related to CPS/AIS amounted to $27,425, $22,456 and $15,636 in 1995, 1994 and 1993, respectively. The increase in institutional revenues is due to an increase in the number of nursing center beds serviced and higher sales volumes per bed. The increase in per bed sales reflects the Company's strategy of aggressively marketing higher margin ancillary products and services, such as respiratory and intravenous therapies and enteral and urological supplies.

     On February 1, 1995, Hillhaven formed the MediLife Pharmacy Network Partnership ("MediLife"), a joint venture between Medisave and Life Care Centers of America ("Life Care") and began providing pharmaceutical and consulting services to certain of Life Care's long term and subacute care facilities. Medisave contributed five of its existing institutional pharmacies to the joint venture and accounts for its 50% ownership interest by the equity method. Medisave receives a management fee for managing MediLife. As a result of its contribution of five pharmacies to the joint venture, subsequent to February 1, 1995, the Company reported a decrease in pharmacy net operating revenues. However, this transaction did not result in a material decrease in income for the Company for the year ended May 31, 1995.

     Net operating revenues from retirement housing operations increased to $36,704 in 1995 from $33,239 in 1994 and $26,765 in 1993. These increases are due to increases in rates charged as well as increases in medical and assisted living services provided. Retirement housing occupancy averaged 94.6% in 1995 compared to 96.1% in 1994 and 92.0% in 1993.

     General and administrative expenses of the Company's nursing centers increased by 10.1% in 1995 to $1,169,811 and by 7.1% in 1994 to $1,062,442 from
$992,149 in 1993. These increases were attributable primarily to the expansion of subacute medical and rehabilitation services. Labor and related benefits, which represented approximately 76% of nursing center general and administrative expenses in 1995, increased by 8.7% in 1995 to $891,772 and by 7.2% in 1994 to $820,065 from $765,276 in 1993. These increases were the result of an increase in the number of therapists in the Company's nursing centers to accommodate the increase in the number of medically complex patients, as well as general wage rate increases. Hillhaven employed approximately 4,600 therapists at May 31, 1995 compared to 3,400 and 2,400 at May 31, 1994 and 1993, respectively. Nursing wages and benefits, accounting for approximately 52% of total nursing center labor costs in 1995, increased by 3.6% in 1995 and by 2.0% in 1994. Hillhaven employed approximately 8,500 nurses at May 31, 1995 compared to approximately 7,700 and 7,800 at May 31, 1994 and 1993, respectively.

     The increases in the non-labor components of general and administrative expenses, including ancillary and pharmaceutical supplies and contract therapy services, reflect the higher costs associated with caring for higher acuity patients. Nursing center supplies increased by 14.5% in 1995 to $60,765 and by 17.9% in 1994 to $53,069 from $45,005 in 1993.

     Interest expense decreased by 9.5% to $50,839 in 1995 and by 11.7% to $56,178 in 1994 due to the refinancing of certain of the Company's indebtedness in connection with its September 1993 recapitalization program (the "Recapitalization"). Rent expense decreased by 4.8% in 1995 to $53,571 due to the purchase of previously leased nursing centers, as discussed below.

     As a result of the refinancing of certain of the Company's indebtedness, extraordinary charges of $570, $1,062 and $565 (net of income taxes) were reported in 1995, 1994 and 1993, respectively, due primarily to the write-off of previously capitalized financing costs.

     Effective June 1, 1992, Hillhaven adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Adoption of SFAS 109 resulted in a charge of $1,103 to the

1993 statement of income. Including the impact of this charge, the effect of the adoption of SFAS 109 in 1993 was a reduction of net income tax expense and an increase in net income of $7,710 as compared to amounts that would have been reported under APB Opinion No. 11. The Company has recorded net deferred tax assets of $11,428 at May 31, 1995, the realization of which is dependent in part upon future pretax earnings.

     Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), establishes standards to determine in what circumstances a creditor should measure impairment based on either the present value of expected future cash flows related to the loan, the market price of the loan or the fair value of the underlying collateral. Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" (SFAS 118), amends SFAS 114 to allow creditors to use existing methods for recognizing interest income on an impaired loan. SFAS 114 and SFAS 118 relate to the Company's portfolio of notes receivable. The Company anticipates that the adoption of SFAS 114 and SFAS 118 on the required application date of June 1, 1995 will not have a material adverse impact on Hillhaven's financial position or results of operations.

CASH FLOWS AND FINANCIAL CONDITION

     Cash provided by operations in 1995 totalled $80,656 compared to $75,127 in 1994 and $66,852 in 1993. These increases are due primarily to higher operating income before property-related expenses and restructuring items. Working capital at May 31, 1995 amounted to $64,273 compared to $37,673 and $78,886 at May 31, 1994 and 1993, respectively. The decrease in working capital in 1994 is due primarily to a decrease in cash and an increase in the current portion of long-term debt resulting from the Recapitalization.

     Net cash used in investing activities amounted to $62,664 in 1995 compared to $9,949 in 1994 and $3,212 in 1993. The increase in 1995 is due primarily to increases in cash used for capital expenditures and purchases of previously leased nursing centers and decreases in proceeds from sales of property and equipment and collection of notes receivable.

     In 1995, capital expenditures for routine replacements and refurbishment of facilities and capital additions amounted to $50,276 compared to $44,277 in 1994 and $30,779 in 1993. The increases in 1995 and 1994 are due primarily to the expansion of certain nursing centers to accommodate the growth in subacute medical and rehabilitation programs, and the construction of a new nursing center and an assisted living center. Capital expenditures of approximately $80,000 are budgeted for 1996, the majority of which are anticipated to be funded from cash flow from operations.

     In 1995, Hillhaven purchased six previously leased nursing centers for an aggregate purchase price of $17,355. In 1994, the Company purchased the remaining 23 nursing centers leased from Tenet Healthcare Corp. ("Tenet") (formerly National Medical Enterprises, Inc.) for an aggregate purchase price of $111,800. The purchase was financed with the proceeds from the Recapitalization. Also in 1994, the Company sold 13 nursing centers and received cash for the $15,594 aggregate sales price.

     In 1993, Hillhaven purchased 62 nursing centers previously leased from Tenet for an aggregate purchase price of $179,890. The purchase was financed with the proceeds from the sale of $74,750 of 7 3/4% Convertible Subordinated Debentures due 2002 (the "Debentures"), the assumption of underlying debt amounting to $4,825 and Tenet financing in the amount of $92,256, with the balance settled in cash. The Company also acquired seven previously leased nursing centers from third parties in 1993 for an aggregate purchase price of $26,791. These transactions were partially financed by the assumption of underlying debt and borrowings aggregating $15,095, with the balance settled in cash. During this same period, the Company disposed of 47 nursing centers and a retirement housing facility for an aggregate sales price of $59,355. Hillhaven provided financing for $36,338 of the total sales price and received cash for the balance.

     Net cash used in financing activities totalled $20,633 in 1995, $88,543 in 1994 and $36,438 in 1993. The Recapitalization included, in addition to the purchase of nursing centers from Tenet, the repayment of all existing debt payable to Tenet in the aggregate principal amount of $147,202. The Recapitalization was financed through (i) the issuance to Tenet of $120,000 of payable-in-kind Series D Preferred Stock, (ii) the incurrence of a $175,000 five-year term loan with a syndicate of banks (the "Bank Term Loan"), (iii) the issuance of $175,000 of 10 1/8% Senior Subordinated Notes due 2001, (iv) borrowings of $30,000 under an accounts receivable-backed credit facility and
(v) the use of approximately $39,000 of cash. The bank financing (the "Credit Agreement") also included a $100,000 letter of credit facility and an $85,000 revolving bank line of credit. The Credit Agreement was subsequently amended to change the amounts available under the Bank Term Loan, the letter of credit facility and the revolving bank line of credit to $165,000, $70,000 and $85,000, respectively. At May 31, 1995, the Bank Term Loan had an outstanding principal balance of $144,500 and borrowings under the revolving bank line of credit amounted to $24,000.

     Hillhaven participates in a $40,000 accounts receivable-backed credit facility financed by a bank line of credit. At May 31, 1995, borrowings under this facility amounted to $5,000.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                          INDEPENDENT AUDITORS' REPORT
The Board of Directors and Stockholders of The Hillhaven Corporation:

     We have audited the accompanying consolidated balance sheets of The Hillhaven Corporation and subsidiaries (Hillhaven) as of May 31, 1995 and 1994 and the related consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended May 31, 1995. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements are the responsibility of the management of Hillhaven. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of The Hillhaven Corporation and subsidiaries as of May 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended May 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in Note 7 to the consolidated financial statements, effective June 1, 1992 Hillhaven changed its method of providing income taxes by adopting Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

KPMG Peat Marwick LLP
---------------------
KPMG PEAT MARWICK LLP

Seattle, Washington
July 7, 1995

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)
                                     ASSETS

                                                                               MAY 31,
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
Current assets:
  Cash and cash equivalents.........................................  $   47,247     $   49,888
  Accounts and notes receivable, less allowance for doubtful
     accounts of $12,883 and $10,337 in 1995 and 1994...............     180,327        152,962
  Inventories.......................................................      18,048         20,772
  Prepaid expenses and other current assets.........................      31,256         35,011
                                                                      ----------     ----------
          Total current assets......................................     276,878        258,633
                                                                      ----------     ----------
Long-term notes receivable, less allowance for doubtful accounts of
  $15,011 and $14,608 in 1995 and 1994..............................      81,444         84,944
Property and equipment, net.........................................     814,954        784,337
Intangible assets, net of accumulated amortization of $19,117 and
  $19,336 in 1995 and 1994..........................................      27,955         31,331
Other noncurrent assets, net........................................      51,088         33,248
                                                                      ----------     ----------
                                                                      $1,252,319     $1,192,493
                                                                      ==========     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................................  $   39,207     $   46,389
  Accounts payable..................................................      64,553         65,150
  Employee compensation and benefits................................      73,235         64,844
  Other accrued liabilities.........................................      35,610         44,577
                                                                      ----------     ----------
          Total current liabilities.................................     212,605        220,960
                                                                      ----------     ----------
Convertible debentures..............................................     131,172        134,223
                                                                      ----------     ----------
Other long-term debt................................................     447,429        444,812
                                                                      ----------     ----------
Other long-term liabilities.........................................      41,448         28,751
                                                                      ----------     ----------
Commitments, contingencies and subsequent events
Stockholders' equity:
  Series C Preferred Stock, $0.15 par value; 35,000 shares
     authorized, issued and outstanding in 1995 and 1994
     (liquidation preference of $35,000)............................           5              5
  Series D Preferred Stock, $0.15 par value; 300,000 shares
     authorized; 64,416 and 60,546 issued and outstanding in 1995
     and 1994 (liquidation preference of $64,416)...................          10              9
  Common stock, $0.75 par value; authorized 60,000,000 shares;
     32,850,463 and 28,434,756 issued and outstanding in 1995 and
     1994...........................................................      24,638         21,326
  Additional paid-in capital........................................     423,789        329,537
  Retained earnings.................................................      60,520         16,081
  Unearned compensation.............................................      (3,804)        (3,211)
                                                                      ----------     ----------
                                                                         505,158        363,747
  Less 4,067,473 common shares held in trust........................     (85,493)            --
                                                                      ----------     ----------
          Total stockholders' equity................................     419,665        363,747
                                                                      ----------     ----------
                                                                      $1,252,319     $1,192,493
                                                                      ==========     ==========

          See accompanying Notes to Consolidated Financial Statements.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                   YEARS ENDED MAY 31,
                                                         ----------------------------------------
                                                            1995           1994           1993
                                                         ----------     ----------     ----------
Net operating revenues.................................  $1,576,282     $1,471,190     $1,378,466
                                                         ----------     ----------     ----------
Expenses:
  General and administrative...........................   1,349,837      1,255,332      1,180,974
  Interest.............................................      50,839         56,178         63,600
  Depreciation and amortization........................      57,481         54,395         53,651
  Rent.................................................      53,571         56,280         56,687
  Restructuring........................................          --        (20,225)         5,769
                                                         ----------     ----------     ----------
          Net expenses.................................   1,511,728      1,401,960      1,360,681
                                                         ----------     ----------     ----------
Income from operations.................................      64,554         69,230         17,785
Interest income........................................      12,860         13,635         16,006
                                                         ----------     ----------     ----------
Income before income taxes, extraordinary charge and
  cumulative effect of accounting change...............      77,414         82,865         33,791
Income tax (expense) benefit...........................     (25,555)       (23,385)         7,116
                                                         ----------     ----------     ----------
Income before extraordinary charge and cumulative
  effect of accounting change..........................      51,859         59,480         40,907
Extraordinary charge -- early extinguishment of debt,
  net of income taxes..................................        (570)        (1,062)          (565)
Cumulative effect of change in accounting for income
  taxes................................................          --             --         (1,103)
                                                         ----------     ----------     ----------
Net income.............................................  $   51,289     $   58,418     $   39,239
                                                         ==========     ==========     ==========
Income available to common stockholders (net income
  less preferred stock dividends)......................     $44,439        $50,763        $36,351
Primary income per common share:
  Income before extraordinary charge and cumulative
     effect of accounting change.......................       $1.56          $2.00          $1.58
  Extraordinary charge.................................        (.02)          (.04)          (.02)
  Cumulative effect of change in accounting for income
     taxes.............................................          --             --           (.05)
Net income per share...................................       $1.54          $1.96          $1.51
Fully diluted income per common share:
  Income before extraordinary charge...................       $1.42          $1.71             --
  Extraordinary charge.................................        (.02)          (.03)            --
Net income per share...................................       $1.40          $1.68            N/A
Weighted average common shares and equivalents
  outstanding:
  Primary..............................................  28,824,847     25,952,021     24,394,165
  Fully diluted........................................  36,840,944     34,326,350            N/A

          See accompanying Notes to Consolidated Financial Statements.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEARS ENDED MAY 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
Cash flows from operating activities:
  Net income...............................................  $ 51,289     $ 58,418     $ 39,239
  Adjustments to reconcile net income to net cash provided
     by operations:
     Restructuring credits.................................        --      (21,904)          --
     Cumulative effect of change in accounting for income
       taxes...............................................        --           --        1,103
     Depreciation and amortization.........................    57,481       54,395       53,651
     Provision for losses on accounts and notes
       receivable..........................................     5,516        8,391        4,346
     Gain on sales of property and equipment...............   (13,803)      (9,224)        (841)
     Deferred income taxes.................................     6,548        8,014      (13,734)
     Amortization of unearned stock compensation...........     3,619        3,627        3,442
     Other charges and credits, net........................     6,973       (8,318)      (8,617)
     Changes in operating assets and liabilities, net of
       acquisitions and dispositions:
       Accounts and notes receivable.......................   (34,059)     (23,757)      (7,483)
       Inventories.........................................      (576)         262         (852)
       Prepaid expenses and other current assets...........    13,215         (585)      (3,647)
       Accounts payable....................................    (6,990)       2,831       (2,884)
       Other accrued liabilities...........................    (8,557)       2,977        3,129
                                                             --------     --------     --------
Net cash provided by operating activities..................    80,656       75,127       66,852
                                                             --------     --------     --------
Cash flows from investing activities:
  Purchases of property and equipment......................   (50,276)     (44,277)     (30,779)
  Purchase of previously leased nursing centers............   (13,032)      (1,667)     (14,444)
  Proceeds from sales of property and equipment............     4,947       15,877       22,330
  Proceeds from collection of notes receivable.............     4,974       21,983       22,480
  Investment in joint ventures and partnerships............    (3,367)      (1,698)      (1,799)
  Distributions from joint ventures and partnerships.......     1,183        2,283        3,833
  Increase in other assets.................................    (7,093)      (2,450)      (4,833)
                                                             --------     --------     --------
Net cash used in investing activities......................   (62,664)      (9,949)      (3,212)
                                                             --------     --------     --------
Cash flows from financing activities:
  Net increase (decrease) in borrowings under revolving
     lines of credit.......................................    21,000        8,000      (13,000)
  Proceeds from sale of preferred stock....................        --       63,399           --
  Preferred stock dividends................................    (2,888)      (2,888)      (2,888)
  Proceeds from long-term debt.............................    29,219      364,346       96,033
  Payments of principal on long-term debt..................   (74,006)    (506,495)    (114,266)
  Proceeds from exercise of stock options..................     2,793          587          246
  Increase in deferred financing costs.....................    (2,576)     (15,127)      (4,084)
  Other, net...............................................     5,825         (365)       1,521
                                                             --------     --------     --------
Net cash used in financing activities......................   (20,633)     (88,543)     (36,438)
                                                             --------     --------     --------
Increase (decrease) in cash and cash equivalents...........    (2,641)     (23,365)      27,202
Cash and cash equivalents at beginning of year.............    49,888       73,253       46,051
                                                             --------     --------     --------
Cash and cash equivalents at end of year...................  $ 47,247     $ 49,888     $ 73,253
                                                             ========     ========     ========

          See accompanying Notes to Consolidated Financial Statements.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED MAY 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       RETAINED                     COMMON
                                                        ADDITIONAL     EARNINGS       UNEARNED      SHARES
                                  PREFERRED   COMMON     PAID-IN     (ACCUMULATED      STOCK       HELD IN
                                    STOCK      STOCK     CAPITAL       DEFICIT)     COMPENSATION    TRUST
                                  ---------   -------   ----------   ------------   ------------   --------
Balance, May 31, 1992
  As previously reported........    $   5     $15,663    $ 208,535     $(76,617)      $ (7,529)          --
  Pooling of interests
     adjustment.................       --         946         (935)       1,252             --           --
                                     ----     -------     --------     --------        -------     --------
  Balance, as restated..........        5      16,609      207,600      (75,365)        (7,529)          --
Net income......................       --          --           --       39,239             --           --
  Restricted share awards, net
     of forfeitures.............       --          34        1,104           --         (1,138)          --
  Performance shares............       --          --          907           --           (907)          --
  Stock options exercised.......       --          37          209           --             --           --
  Preferred stock dividends
     ($82.50 per share).........       --          --       (2,888)          --             --           --
  Amortization of unearned stock
     compensation...............       --          --           --           --          3,442           --
  Tax benefit associated with
     exercise of stock
     options....................       --          --          290           --             --           --
                                     ----     -------     --------     --------        -------     --------
Balance, May 31, 1993...........        5      16,680      207,222      (36,126)        (6,132)          --
  Net income....................       --          --           --       58,418             --           --
  Issuance of preferred stock...       18          --      119,982           --             --           --
  Preferred stock tendered to
     exercise stock purchase
     warrants...................      (10)         --      (63,290)          --             --           --
  Stock purchase warrants
     exercised..................       --       4,500       58,800           --             --           --
  Conversion of debentures......       --          86        1,809           --             --           --
  Restricted share awards, net
     of forfeitures.............       --         (12)        (188)          --            200           --
  Performance shares............       --          --          906           --           (906)          --
  Stock options exercised.......       --          73          514           --             --           --
  Preferred stock dividends
     ($82.50 per share).........       --          --       (1,444)      (1,444)            --           --
  Fractional shares
     repurchased................       --          (1)         (17)          --             --           --
  Amortization of unearned stock
     compensation...............       --          --           --           --          3,627           --
  Tax benefit associated with
     exercise of stock
     options....................       --          --          477           --             --           --
  Preferred stock
     dividends-in-kind..........        1          --        4,766       (4,767)            --           --
                                     ----     -------     --------     --------        -------     --------
Balance, May 31, 1994...........       14      21,326      329,537       16,081         (3,211)          --

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
                    YEARS ENDED MAY 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       RETAINED                     COMMON
                                                        ADDITIONAL     EARNINGS       UNEARNED      SHARES
                                  PREFERRED   COMMON     PAID-IN     (ACCUMULATED      STOCK       HELD IN
                                    STOCK      STOCK     CAPITAL       DEFICIT)     COMPENSATION    TRUST
                                    ----      -------    --------      --------       -------      --------
  Net income....................       --          --           --       51,289             --           --
  Common shares issued to
     Grantor Trust..............       --       3,150       85,129           --             --      (88,279)
  Common shares released from
     Grantor Trust..............       --         (99)      (2,687)          --             --        2,786
  Conversion of debentures......       --         100        2,111           --             --           --
  Restricted share awards.......       --         111        3,241           --         (3,352)          --
  Performance shares
     forfeited..................       --          --         (175)          --            175           --
  Discounted stock options
     granted....................       --          --        1,035           --         (1,035)          --
  Stock options exercised.......       --          50          643           --             --           --
  Preferred stock dividends
     ($82.50 per share).........       --          --           --       (2,888)            --           --
  Fractional shares
     repurchased................       --          --           (6)          --             --           --
  Amortization of unearned stock
     compensation...............       --          --           --           --          3,619           --
  Tax benefit associated with
     exercise of stock
     options....................       --          --        1,000           --             --           --
  Preferred stock dividends
     in-kind....................        1          --        3,961       (3,962)            --           --
                                     ----     -------     --------     --------        -------     --------
Balance, May 31, 1995...........    $  15     $24,638    $ 423,789     $ 60,520       $ (3,804)    $(85,493)
                                     ====     =======     ========     ========        =======     ========

          See accompanying Notes to Consolidated Financial Statements.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 1. SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation. The consolidated financial statements include the accounts of The Hillhaven Corporation and its wholly owned subsidiaries ("Hillhaven" or the "Company"). Significant intercompany transactions and balances have been eliminated.

     In October 1994, the Company acquired CPS Pharmaceutical Services, Inc.
(CPS) and Advanced Infusion Systems, Inc. (AIS) in a business combination accounted for as a pooling of interests (Note 2). Accordingly, the accompanying financial statements for the year ended May 31, 1995 are presented on the basis that the companies were combined for the entire year, and prior years have been restated to give effect to the combination.

     Certain reclassifications of prior years' amounts have been made to conform to 1995 classifications.

     Net Operating Revenues. Revenues are recognized when services are provided and products are delivered.

     Net operating revenues consist primarily of patient care revenues which are reported at the net amounts realizable from residents, third-party payors and others for services provided. A provision for estimated uncollectible patient accounts and notes receivable is included in general and administrative expenses and was $5,516, $8,391 and $4,346 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Approximately 74%, 73% and 73% of net patient care revenues for the years ended May 31, 1995, 1994 and 1993, respectively, are from participation of the nursing centers in Medicare and Medicaid programs. Revenues under these programs are subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered and are adjusted as final settlements are determined. Accounts receivable from Medicare and Medicaid amounted to $35,038 and $61,837, respectively, at May 31, 1995, and $16,189 and $64,022, respectively, at May 31, 1994.

     Net operating revenues also include revenues from pharmacy operations of $190,638, $198,634 and $194,935 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Income Per Share. Primary income per share is calculated by dividing net income, after deducting dividends on preferred stock, by the weighted average number of common shares and equivalents outstanding for the period. Common stock equivalents are stock purchase warrants and employee stock options. Fully diluted income per share further assumes conversion of the Company's convertible debentures. Conversion of the debentures was not assumed for the 1993 calculation because the exercise prices of the debentures exceeded the market price at May 31, 1993.

     Cash Equivalents. Highly liquid investments with maturities of three months or less at the date of acquisition are considered cash equivalents. Interest earned on these investments amounted to $866, $1,027 and $911 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Inventories. Inventories, which are stated at the lower of cost (first-in, first-out) or market, are comprised of the following:

                                                                         MAY 31,
                                                                   -------------------
                                                                    1995        1994
                                                                   -------     -------
        Pharmaceutical products..................................  $ 9,804     $12,941
        Nursing center supplies..................................    8,244       7,831
                                                                   -------     -------
                                                                   $18,048     $20,772
                                                                   =======     =======

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Notes Receivable. Notes receivable consist primarily of notes originated upon the sale of nursing centers to third parties. Generally the notes are secured by mortgages and deeds of trust on the properties sold. See Note 12.

     Property and Equipment. Owned land, buildings, leasehold improvements and equipment are stated at cost. Capitalized leases are stated at the lower of the present value of minimum lease payments or fair value at the inception of the lease. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets, estimated as follows: buildings, 20-45 years; leasehold improvements and certain capitalized leases, over the lesser of the estimated useful life or the lease term; and equipment, 5-10 years.

     Intangible Assets. Costs incurred in obtaining long-term financing are amortized over the terms of the related indebtedness, primarily using the straight-line method. Costs related to the acquisition of leases are amortized over the lease term using the straight-line method.

     Hillhaven recorded extraordinary charges of $851 ($570 net of tax), $1,543 ($1,062 net of tax) and $743 ($565 net of tax) for the years ended May 31, 1995, 1994 and 1993, respectively, in connection with the early retirement or refinancing of long-term debt.

 2. ACQUISITIONS

     On October 31, 1994, the Company acquired closely-held CPS and AIS in a business combination accounted for as a pooling of interests. CPS and AIS, which provide pharmaceutical and infusion services, became part of the Company's Medisave Pharmacies subsidiary through the exchange of 1,262,062 shares of Hillhaven's common stock valued at approximately $29,000.

     Summarized results of operations of the separate companies for the period from June 1, 1994 through October 31, 1994 are as follows:

                                                                  HILLHAVEN     CPS/AIS
                                                                  ---------     -------
        Net operating revenues..................................  $ 636,305     $10,164
        Income (loss) before extraordinary item.................     23,790        (240)
        Net income (loss).......................................     23,616        (240)

     Following is a reconciliation of restated net operating revenue and net income to amounts previously reported for the years ended May 31, 1994 and 1993:

                                                                 1994           1993
                                                              ----------     ----------
        Net operating revenues:
          As previously reported............................  $1,448,734     $1,362,830
          Acquired companies (CPS and AIS)..................      22,456         15,636
                                                              ----------     ----------
          As restated.......................................  $1,471,190     $1,378,466
                                                              ==========     ==========
        Net income:
          As previously reported............................  $   57,463     $   39,079
          Acquired companies (CPS and AIS)..................         955            160
                                                              ----------     ----------
          As restated.......................................  $   58,418     $   39,239
                                                              ==========     ==========

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 3.  STATEMENTS OF CASH FLOWS

     Supplemental disclosures of cash flow information are as follows:

                                                              YEARS ENDED MAY 31,
                                                        -------------------------------
                                                         1995        1994        1993
                                                        -------     -------     -------
        Cash paid for:
          Interest....................................  $51,459     $45,241     $56,358
          Income taxes................................   21,438      11,499       7,751
        Noncash investing and financing activities:
        Acquisition of previously leased nursing
          centers and pharmacies
          Long-term debt assumed and incurred.........    2,720      13,705      39,609
          Adjustment to property and equipment and
             capital lease obligations................       --      23,600       6,780
        Notes received in connection with sales of
          nursing centers.............................      500       3,340      36,338
        Preferred stock issued to retire debt.........       --      56,601          --
        Preferred stock tendered for the purchase of
          common stock................................       --      63,300          --
        Reclassification of property and equipment and
          intangible assets to/from assets held for
          disposition.................................       --      52,537          --
        Common stock placed in grantor trust..........   88,279          --          --

 4.  INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     Hillhaven has 50% ownership interests in a number of unconsolidated general and limited partnerships. These investments are accounted for by the equity method and are included in other noncurrent assets. All of these partnerships own or lease real and personal property and operate nursing centers. Combined summarized unaudited financial information for these partnerships is as follows:

                                                                         MAY 31,
                                                                   -------------------
                                                                    1995        1994
                                                                   -------     -------
        Current assets...........................................  $ 7,534     $ 8,902
        Property and equipment...................................   28,625      46,696
                                                                   -------     -------
        Total assets.............................................  $36,159     $55,598
                                                                   =======     =======
        Current liabilities......................................  $ 3,836     $ 6,999
        Long-term debt to unrelated parties......................   21,672      37,400
        Long-term debt to Hillhaven..............................      325       4,377
        Partners' equity.........................................   10,326       6,822
                                                                   -------     -------
        Total liabilities and equity.............................  $36,159     $55,598
                                                                   =======     =======

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              YEARS ENDED MAY 31,
                                                        -------------------------------
                                                         1995        1994        1993
                                                        -------     -------     -------
        Net operating revenues........................  $34,695     $47,857     $54,314
        Net income....................................    1,373       2,747       4,204
        Recognized by Hillhaven:
          Equity in income............................    1,033       1,554       2,081
          Interest income.............................       25         367         697
          Management fees.............................    1,753       2,412       2,710

     Hillhaven manages six nursing centers for partnerships in which the Company has an equity interest. Management fees earned are usually based upon a percentage of revenues, ranging from 7% to 9%.

 5.  PROPERTY AND EQUIPMENT

     Property and equipment at May 31 is comprised of the following:

                                                                 1995           1994
                                                              ----------     ----------
        Land................................................  $   82,514     $   77,043
        Buildings...........................................     762,092        718,983
        Leasehold improvements..............................      22,123         17,208
        Equipment...........................................     196,756        174,793
        Construction in progress............................      15,959         14,376
                                                              ----------     ----------
                                                               1,079,444      1,002,403
        Less accumulated depreciation and amortization......    (264,490)      (218,066)
                                                              ----------     ----------
        Net property and equipment..........................  $  814,954     $  784,337
                                                              ==========     ==========

     Property and equipment includes buildings acquired under capital leases in the amount of $1,997 at both May 31, 1995 and 1994. Related accumulated depreciation and amortization amounted to $1,861 and $1,776 at May 31, 1995 and 1994, respectively.

 6. LONG-TERM DEBT

     The Recapitalization. In September 1993, Hillhaven completed a recapitalization plan (the "Recapitalization") which included the modification of the Company's relationship with Tenet Healthcare Corporation ("Tenet") (formerly National Medical Enterprises, Inc.) (Note 8) to (i) purchase 23 nursing centers leased from Tenet for a purchase price of $111,800, (ii) repay all existing debt to Tenet in the aggregate principal amount of $147,202, (iii) release Tenet guarantees on approximately $400,000 of debt, (iv) limit the annual fee payable to Tenet to 2% of the remaining amount guaranteed and (v) amend existing agreements to eliminate obligations of Tenet to provide additional financing to the Company. The Recapitalization was financed through
(i) the issuance to Tenet of $120,000 of payable-in-kind Series D Preferred Stock, (ii) the incurrence of a $175,000 term loan under a secured credit facility with a syndicate of banks, (iii) the issuance of $175,000 of 10 1/8% Senior Subordinated Notes due 2001, (iv) borrowings of $30,000 under an accounts receivable-backed credit facility and (v) the use of approximately $39,000 of cash.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Long-term debt at May 31 is comprised of the following:

                                                                   1995         1994
                                                                 --------     --------
        CONVERTIBLE DEBENTURES
          Floating rate convertible debentures(1)..............  $ 56,422     $ 59,473
          7 3/4% convertible debentures(2).....................    74,750       74,750
                                                                 --------     --------
                                                                 $131,172     $134,223
                                                                 ========     ========
        OTHER LONG-TERM DEBT
          Debt under bank credit agreement(3)..................  $114,900     $116,500
          Industrial revenue bonds, payable in installments to
             2025(4)...........................................   124,297      124,895
          Mortgage notes, payable monthly to 2040(4)...........    48,235       50,369
          Other notes, payable in installments to 2001(4)......    22,920       23,067
          Capitalized lease obligations (Note 9)...............     1,797        1,965
          10 1/8% unsecured notes due 2001.....................   174,487      174,405
                                                                 --------     --------
                                                                  486,636      491,201
          Less current portion.................................   (39,207)     (46,389)
                                                                 --------     --------
                                                                 $447,429     $444,812
                                                                 ========     ========

---------------

(1) Under Hillhaven's 1991 Performance Investment Plan, on May 29, 1992, the Company privately placed $65,053 of convertible debentures (the "PIP Debentures") to a wholly owned, special purpose subsidiary. The subsidiary financed 95% of the purchase with three-year term loans from a syndicate of commercial banks and 5% from the sale to key employees of options to acquire the PIP Debentures. In September 1993, Hillhaven refinanced the term loans using its term loan facility. These borrowings, together with the outstanding balance of the options, are classified as floating rate convertible debentures in the above table. The interest rate was 7.1875% at May 31, 1995. Interest is not payable on the options. The PIP Debentures mature and the options terminate on May 29, 1999, and both the PIP Debentures and options are subject to mandatory redemption on that date or upon the occurrence of certain events. The options permit the holder to purchase PIP Debentures at 95% of their face value and to ultimately convert them into shares of common stock at an effective conversion price of $16.5375 per share. The options vest 25% per year beginning in December 1993, with accelerated vesting in certain events. The Company may repurchase the options at any time after May 29, 1997 by paying a redemption premium. As options are exercised, the Company's taxable income will be reduced by any excess of the fair market value of the common stock at the date of conversion over the principal amount of the PIP Debentures redeemed.

(2) On November 4, 1992, the Company sold $74,750 of its 7 3/4% Convertible Subordinated Debentures (the "Debentures") due 2002. The Debentures are convertible into common stock at the option of the holder at any time prior to maturity at a conversion price of $16.795 per share. On or after November 1, 1995, the Company may redeem the Debentures, in whole or in part, at specified redemption prices. The Debentures are unsecured and subordinated to all other indebtedness of Hillhaven.

(3) In connection with the Recapitalization, Hillhaven entered into a credit agreement with a syndicate of banks. The credit agreement, as amended in October 1994, includes a $165,000 term loan facility, an $85,000 revolving credit facility and a $70,000 IRB letter of credit facility (collectively, the "Facilities"). Borrowings under the credit agreement are secured by 86 nursing centers, certain accounts receivable and the stock of certain subsidiaries of the Company. The Facilities bear interest at either a base rate plus zero to .625% or the London Interbank Offered Rate ("LIBOR") plus .625% to 1.625%, the spreads being dependent on the type of facility and leverage ratios. The Facilities will mature on October 28, 1999. Commitment fees are required on the unused portions of the term loan, revolving credit facility and IRB letter of credit facility and are paid at a rate of .25% to .50%, depending on leverage ratios. At

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    May 31, 1995, $144,500 was outstanding under the term loan facility, including $53,600 as substituted debt for the PIP Debentures, with interest payable at 7.1875%. The term loan is subject to scheduled principal repayments. Borrowings under the revolving credit facility amounted to $24,000 at May 31, 1995, with interest payable at 7.1875%. Letters of credit outstanding at May 31, 1995 under the IRB letter of credit facility totalled $68,668 and under the revolving credit facility totalled $4,250.

(4) Mortgage notes, industrial revenue bonds and the majority of other notes are principally secured by Hillhaven's property and equipment. Mortgage notes include non-interest bearing resident mortgage bonds related to a retirement housing facility amounting to $31,254 and $30,543 at May 31, 1995 and 1994, respectively. The industrial revenue bonds were issued by various governmental authorities to finance the construction or acquisition of nursing centers and retirement housing facilities. The use of escrowed funds of $3,249 and $6,156 at May 31, 1995 and 1994, respectively, is limited to specific facility capital improvements or payment of principal and interest on the bonds. These amounts are included in other noncurrent assets. Average interest rates for the mortgage notes (excluding resident mortgage bonds), industrial revenue bonds and other notes at May 31, 1995 were 9.0%, 5.0% and 9.3%, respectively.

     Hillhaven participates in a $40,000 accounts receivable-backed credit facility whereby eligible Medicaid receivables of selected nursing centers are sold to a wholly owned subsidiary of Hillhaven, formed specifically for the purpose of such transactions. The purchase of receivables by the subsidiary may be financed by a bank line of credit with interest payable at either LIBOR plus 3/4% or the lenders' cost of funds. At May 31, 1995, borrowings under this facility totalled $5,000 with interest payable at 9.0%. At May 31, 1995, the subsidiary had total assets of approximately $72,160, which cannot be used to satisfy claims against Hillhaven or any of its subsidiaries.

     Certain loan agreements have, among other requirements, restrictions on cash dividends, investments and borrowings and require maintenance of specified operating ratios, levels of working capital and net worth. Management believes that Hillhaven is in compliance with all material covenants. There are no compensating balance requirements for any of the credit lines or borrowings.

     Future maturities of convertible debentures and long-term debt are as follows:

            YEAR ENDING MAY 31,
            -------------------
            1996......................................................  $ 39,207
            1997......................................................    42,038
            1998......................................................    37,568
            1999......................................................    40,344
            2000......................................................    47,181
            Later years...............................................   411,470
                                                                        --------
                                                                        $617,808
                                                                        ========

 7. INCOME TAXES

     Effective June 1, 1992, Hillhaven adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The implementation of SFAS 109 changed the Company's method of accounting for income taxes from the deferred method of APB Opinion No. 11 ("APB 11") to an asset and liability approach. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Adoption of SFAS 109 resulted in a charge of $1,103 to the 1993 statement of income as the cumulative effect of a change in accounting principle. Including the impact of this charge, the effect on the year ended May 31, 1993 of the adoption of SFAS 109 was a reduction of net income tax expense and an increase in net income of $7,710 as compared to amounts that would have been reported under APB 11.

     Income tax (expense) benefit on income from operations before income taxes, extraordinary charge and cumulative effect of accounting change consists of the following amounts:

                                                             YEAR ENDED MAY 31,
                                                      ---------------------------------
                                                        1995         1994        1993
                                                      --------     --------     -------
        Current (expense) federal...................  $(15,470)    $(12,720)    $(5,593)
        Current (expense) state.....................    (3,537)      (2,651)     (1,025)
                                                      --------     --------     -------
                                                       (19,007)     (15,371)     (6,618)
                                                      --------     --------     -------
        Deferred (expense) benefit federal..........    (5,712)      (7,385)     12,609
        Deferred (expense) benefit state............      (836)        (629)      1,125
                                                      --------     --------     -------
                                                        (6,548)      (8,014)     13,734
                                                      --------     --------     -------
                                                      $(25,555)    $(23,385)    $ 7,116
                                                      ========     ========     =======

     An analysis of Hillhaven's effective income tax rate is as follows:

                                                             YEAR ENDED MAY 31,
                                                     ----------------------------------
                                                       1995         1994         1993
                                                     --------     --------     --------
        Statutory federal income tax rate..........        35%          35%          34%
                                                     --------     --------     --------
        Income tax expense at federal rate.........  $(27,095)    $(29,003)    $(11,489)
        State income tax (expense) benefit net of
          federal income tax effect................    (2,842)      (2,132)          66
        Employee stock compensation................       651          491          255
        Nondeductible wages........................      (744)        (968)        (488)
        Valuation allowance adjustment.............     3,104        1,090       18,992
        Targeted jobs tax credits..................     1,923        6,780           --
        Other......................................      (552)         357         (220)
                                                     --------     --------     --------
        Income tax (expense) benefit on income
          before extraordinary charge and
          cumulative effect of accounting change...  $(25,555)    $(23,385)    $  7,116
                                                     ========     ========     ========

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The tax effects of temporary differences that give rise to significant portions of the federal and state deferred tax assets (liabilities) are comprised of the following:

                                                            YEARS ENDED MAY 31,
                                                     ----------------------------------
                                                       1995         1994         1993
                                                     --------     --------     --------
        Depreciation...............................  $(20,812)    $(16,882)    $(24,912)
        Installment sales..........................    (1,573)      (1,691)      (3,685)
        Other......................................    (3,627)      (3,563)      (1,148)
                                                     --------     --------     --------
        Gross deferred tax liabilities.............   (26,012)     (22,136)     (29,745)
                                                     --------     --------     --------
        Capital leases.............................     8,164        8,110        7,090
        Deferred partnership revenue...............     2,548        1,960        2,662
        Insurance reserves.........................     5,485        9,573        8,033
        Vacation accruals..........................     6,198        5,691        4,955
        Deferred gain..............................     3,464        4,350        5,882
        Bad debt reserves..........................     9,945        8,788        7,093
        Restructuring reserves.....................        --           --       20,293
        Targeted jobs tax credits..................        --        5,296        7,546
        Alternative minimum tax credits............     2,416        2,649        1,534
        Other......................................     7,393        4,972        3,014
                                                     --------     --------     --------
        Gross deferred tax assets..................    45,613       51,389       68,102
        Less valuation allowance...................    (8,173)     (11,277)     (12,367)
                                                     --------     --------     --------
        Deferred tax assets, net...................    37,440       40,112       55,735
                                                     --------     --------     --------
        Net deferred tax assets....................    11,428       17,976       25,990
        Less amount included in other current
          assets...................................   (16,544)     (18,946)     (15,762)
                                                     --------     --------     --------
        Amount included in other noncurrent assets
          (liabilities)............................  $ (5,116)    $   (970)    $ 10,228
                                                     ========     ========     ========

     The decrease in the valuation allowance for deferred tax assets of $3,104 and $1,090 for 1995 and 1994, respectively, was attributable to taxable income earned in the years ended May 31, 1995 and 1994 and, to a lesser extent, an increase in the estimate of future income to be earned. Realization of net deferred tax assets is dependent in part upon future pretax earnings. Although the Company believes such pretax earnings will be achieved, a lack of earnings could result in an increased provision for income taxes.

     The Tax Reform Act of 1986 enacted an alternative minimum tax system for corporations. The alternative minimum tax is assessed at a rate of 20% on alternative minimum taxable income. Alternative minimum taxable income is determined by making statutory adjustments to the Company's regular taxable income. For the years ended May 31, 1995, 1994 and 1993, utilization of regular tax credits was limited by alternative minimum tax expense of $13,913, $11,043 and $5,400, respectively.

8. TRANSACTIONS WITH TENET HEALTHCARE CORPORATION

     Lending and Related Agreements. In connection with the spin-off from Tenet in January 1990 (the "Spin-off"), Hillhaven entered into certain financial arrangements with its former parent company. Hillhaven issued unsecured notes to Tenet in the aggregate amount of $145,859. The Company used the proceeds from the sale of both the 8 1/4% Series C Preferred Stock to Tenet and the PIP Debentures to repay $96,800 of these notes (Note 6). Tenet also provided mortgage financing to Hillhaven on certain nursing centers purchased by the Company from Tenet. In fiscal 1994, Hillhaven repaid all of the Tenet notes in the aggregate principal amount of $147,202 with proceeds from the Recapitalization (Note 6). The Company also repaid debt which was guaranteed by Tenet in the aggregate amount of $266,737.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Interest expense on Tenet notes totalled $3,696 and $7,061 for the years ended May 31, 1994 and 1993, respectively.

     Guarantee Reimbursement Agreement. Tenet and Hillhaven entered into a guarantee reimbursement agreement providing for the payment by Hillhaven of a fee in consideration of Tenet's guarantee of certain Hillhaven obligations. At May 31, 1995 and 1994, an aggregate total of approximately $182,000 and $279,000, respectively, of long-term debt (Note 6), leases (Note 9) and contingent liabilities (Note 11) were subject to this agreement. Guarantee fees totalled $4,588, $6,684 and $9,644 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Insurance. Through May 31, 1994, substantially all of the professional and general liability risks of Hillhaven were insured by an insurance company which is owned by Tenet. Such insurance expense amounted to $7,627 and $7,344 for the years ended May 31, 1994 and 1993, respectively. Beginning June 1, 1994, Hillhaven obtained separate coverage for its professional and general liability exposure (Note 11).

     Leases. At the time of the Spin-off, Hillhaven leased 115 nursing centers from Tenet. During the three years ended May 31, 1993, the Company purchased 92 of the leased nursing centers for an aggregate purchase price of $346,900. At May 31, 1993, Hillhaven leased 23 nursing centers from Tenet which were recorded as capital leases at the aggregate purchase option price of $135,400. As part of the Recapitalization, the Company purchased the remaining 23 nursing centers leased from Tenet for an aggregate purchase price of $111,800. Interest expense on the Tenet leases for the years ended May 31, 1994 and 1993 amounted to $3,401 and $19,889 respectively.

     Hillhaven is leasing certain nursing centers from Health Care Property Partners, a joint venture in which Tenet has a minority interest. Lease payments to this joint venture amounted to $9,574, $9,923 and $9,699 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Equity Ownership. On November 30, 1991, Tenet purchased 35,000 shares of Hillhaven's 8 1/4% cumulative nonvoting Series C Preferred Stock. The proceeds, $35,000, were used to reduce notes payable to Tenet. Tenet is entitled to a cumulative dividend, payable quarterly, at the annual rate of 8 1/4% of the $35,000 liquidation value. The Series C Preferred Stock is redeemable at the option of the Company at any time, in whole or in part.

     In connection with the Recapitalization, Hillhaven issued to Tenet $120,000 of cumulative nonvoting payable-in-kind Series D Preferred Stock. On February 28, 1994, Tenet tendered shares of the Series D Preferred Stock in the amount of $63,300 to exercise its warrants to purchase 6,000,000 shares of Hillhaven common stock.

     Tenet is entitled to receive cumulative quarterly dividends on the Series D Preferred Stock at an annual rate of 6 1/2% of the liquidation value which, as of May 31, 1995, was $64,416. The dividends are payable in additional shares of Series D Preferred Stock, compounded annually, until September 1998, when the dividends will be payable in cash. The Company may, at its option, redeem the Series D Preferred Stock at any time, in whole or in part, subject to restrictions included in certain loan agreements.

     Management Agreement. Hillhaven provides management, consulting and advisory services in connection with the operation of seven nursing centers owned or leased by Tenet or its subsidiaries. In return for such services, Hillhaven receives a management fee and is reimbursed for certain costs and expenses. Hillhaven earned $2,535, $2,543 and $2,440 for such services during fiscal 1995, 1994 and 1993, respectively. Management fees receivable from Tenet amounted to $636 at May 31, 1995 and $610 at May 31, 1994.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9.  LEASES

     As of May 31, 1995, Hillhaven leases 112 nursing centers, 70 of which are operated by the Company. Most lease agreements cover periods from 10 to 20 years and contain renewal options of 5 to 40 years. Hillhaven's pharmacy outlets are leased under terms generally ranging from three to five years with three-year renewal options.

     Minimum lease payments under noncancelable leases and related sublease income are as follows:

                                                                                     SUBLEASE
    YEAR ENDING MAY 31,                                    CAPITAL     OPERATING      INCOME
    -------------------                                    -------     ---------     --------
    1996.................................................  $   369     $  34,605     $ (9,740)
    1997.................................................      374        29,612       (7,291)
    1998.................................................      378        27,254       (7,048)
    1999.................................................      383        19,641       (5,378)
    2000.................................................      383        16,421       (4,899)
    Thereafter...........................................      651        38,062      (13,074)
                                                            ------      --------     --------
    Total minimum lease payments (income)................    2,538     $ 165,595     $(47,430)
                                                                        ========     ========
    Less amount representing interest....................     (741)
                                                            ------
    Present value of net minimum lease payments..........    1,797
    Less current portion.................................     (189)
                                                            ------
    Long-term obligations................................  $ 1,608
                                                            ======

     Rent expense under operating leases is as follows:

                                                            YEARS ENDED MAY 31,
                                                     ----------------------------------
                                                       1995         1994         1993
                                                     --------     --------     --------
        Rent expense...............................  $ 53,571     $ 56,280     $ 56,687
        Sublease rental income.....................   (14,026)     (13,563)     (10,390)
                                                     --------     --------     --------
                                                     $ 39,545     $ 42,717     $ 46,297
                                                     ========     ========     ========

10.  BENEFIT PLANS

     Hillhaven's 1990 Stock Incentive Plan (the "1990 Plan") provides for incentive stock option, nonqualified stock option, restricted stock, stock appreciation right and cash bonus awards to certain executive officers and other key employees of Hillhaven. Incentive stock options are granted at an exercise price equal to the fair market value of the shares on the date of grant, and nonqualified stock options are granted at an exercise price of not less than 50% of fair market value on the date of grant. Restricted shares are issued at no cost to the employee, and restrictions on such shares generally lapse over five years from the date of the award as long as the employee continues to be employed by Hillhaven.

     In addition, Hillhaven has replaced its long-term cash bonus plan with performance share awards ("Performance Shares") under the 1990 Plan. The Compensation Committee of the Board of Directors identified key management employees who are eligible to receive Performance Shares. Performance Shares represent potential rights to receive common stock based upon the Company achieving specified financial targets over a three- to five-year period. Subject to the Compensation Committee's sole discretion to award all or any portion of the Performance Shares, participants may receive shares of common stock based upon actual performance in relation to the financial targets. Performance Shares granted during the year ended May 31, 1995 amounted to 1,015,000, which may be awarded over the next five years subject to the aforementioned conditions.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The fair market value on the date of award of restricted shares and the excess of the fair market value of the Hillhaven shares on the date of grant of nonqualified stock options over the exercise price represents compensation which is deferred and charged to operations as the forfeiture restrictions lapse and as the nonqualified options vest. An estimate of the fair market value of Performance Shares expected to be awarded also represents compensation and is deferred and charged to operations over a three- to five-year period. Unearned compensation is recorded as a deduction from stockholders' equity. No stock appreciation rights or cash bonuses have been awarded under the 1990 Plan. At May 31, 1995, there were 1,030,161 shares of common stock available under the 1990 Plan for future awards.

     Hillhaven also has a Directors' Stock Option Plan (the "Directors' Plan") for directors who are not employees of Hillhaven and are not eligible to participate in the 1990 Plan. Nonstatutory options to purchase 2,000 shares of common stock are granted each year to each qualified director at the fair market value of the shares on the date of grant.

     Information regarding stock option plans follows:

                                                                     1990     DIRECTORS'
                                                                     PLAN        PLAN
                                                                    -------   ----------
        Shares under option:
        Outstanding at May 31, 1992...............................  248,902     30,000
        Granted...................................................  101,647     10,000
        Exercised.................................................  (49,079)        --
        Canceled..................................................   (1,542)    (2,000)
                                                                    -------     ------
        Outstanding at May 31, 1993...............................  299,928     38,000
        Granted...................................................   66,002     10,000
        Exercised.................................................  (95,785)    (2,000)
        Canceled..................................................   (6,532)    (6,000)
                                                                    -------     ------
        Outstanding at May 31, 1994...............................  263,613     40,000
        Granted...................................................  216,790     12,000
        Exercised.................................................  (56,594)    (2,000)
        Cancelled.................................................   (6,615)        --
                                                                    -------     ------
        Outstanding at May 31, 1995...............................  417,194     50,000
                                                                    =======     ======
        Average option price per share............................   $12.77     $17.48
        Options exercisable at May 31, 1995.......................  204,934     38,000
        Average price of options exercised:
          Year ended May 31, 1993.................................    $5.02         --
          Year ended May 31, 1994.................................    $5.84     $13.75
          Year ended May 31, 1995.................................    $8.75     $14.69

     Shares of common stock issued in the last three fiscal years in connection with employee and director compensation and benefit plans, including the 1991 Performance Investment Plan (Note 6), were 348,234 in 1995, 212,356 in 1994 and 135,079 in 1993. Restricted shares forfeited and retired in the last three fiscal years amounted to zero in 1995, 16,000 in 1994 and 39,670 in 1993.

     In January 1995, the Company established a grantor trust to pre-fund future obligations under Hillhaven's employee stock plans. The grantor trust is a vehicle for supporting its existing stock plans including the 1990 Plan, the Performance Investment Plan and the Employee Stock Purchase Plan, and does not change those plans or the amount of stock to be issued under those plans. Hillhaven transferred 4,200,000

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

newly issued shares of its common stock to the grantor trust, of which 4,067,473 shares remained in the trust at May 31, 1995.

     In March 1995, the Company established a second grantor trust to pre-fund future obligations under its nonqualified deferred compensation plans. This trust does not change the status of the plans or benefits to be received by participants in the plans. Hillhaven transferred to the trust, life insurance policies with an aggregate cash value of $5,356,897 at May 31, 1995 (included in other noncurrent assets), as well as 500,000 newly issued shares of the Company's common stock. The Company may withdraw these shares of common stock at any time prior to a change of control, as defined, and therefore they are not considered outstanding shares.

     Hillhaven maintains defined contribution retirement plans covering substantially all full-time employees, whereby employee contributions to the plans are matched by Hillhaven up to certain limits. Defined contribution pension expense totalled $4,993, $3,938 and $4,556 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Hillhaven also maintains supplemental retirement plans covering outside directors, executive officers and certain other management employees under which benefits are determined based primarily upon the participants' compensation and length of service to the Company. Expense under these plans amounted to $1,142, $730 and $262 for the years ended May 31, 1995, 1994 and 1993, respectively. Accrued benefits under the plans amounted to $3,668 and $2,518 at May 31, 1995 and 1994, respectively, and are included in other long-term liabilities.

11.  COMMITMENTS AND CONTINGENCIES

     Hillhaven is contingently liable at May 31, 1995 for $23,698 primarily as a guarantor of indebtedness of partnerships in which Hillhaven has an ownership interest (Note 4) or with which it has a management agreement. Tenet has guaranteed $3,880 of these obligations for which Hillhaven has agreed to indemnify Tenet under the terms of the Guarantee Reimbursement Agreement (Note
8).

     The Company maintains insurance coverage for its workers' compensation exposure. The estimated retrospective premiums (included in other receivables or other accrued liabilities and other long term assets or liabilities) is based on actuarially projected estimates discounted at an 8.0% average rate to their present value, which amounted to a $5,861 receivable at May 31, 1995 and a $8,619 liability at May 31, 1994.

     The Company currently insures all of its professional and general liability risks through a wholly owned insurance subsidiary. Risks in excess of $500 per occurrence are reinsured with major independent insurance companies. The estimated liability for the self-insured portion of professional and general liability claims (included in other accrued liabilities and other long-term liabilities) is based on actuarially projected estimates which amounted to $6,436 at May 31, 1995. Included in cash at May 31, 1995 is $7,129 which is restricted for the payment of claims. Through May 31, 1994, the Company's professional and general liability risks were insured by an insurance company which is owned by Tenet (Note 8).

     On January 25, 1995, Horizon Healthcare Corporation ("Horizon") made a proposal to acquire Hillhaven in a stock merger valued by Horizon at $28.00 per share. On February 5, 1995, a Special Committee of Hillhaven's Board of Directors (the "Special Committee") considered the proposal with its advisors and concluded that the proposal was inadequate. On March 7, 1995, Horizon made another offer to acquire Hillhaven in a stock merger valued by Horizon at $31.00 per share.

     In light of the March 7, 1995 Horizon proposal and expressions of interest received by Hillhaven from other parties desiring to explore an acquisition transaction, on March 20, 1995, the Special Committee instructed Merrill Lynch, Pierce, Fenner and Smith Incorporated to explore strategic alternatives, including

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

the possible sale of Hillhaven to a third party. The Special Committee established a process to evaluate all alternatives available to Hillhaven.

     As part of this process, Hillhaven engaged in discussions with certain parties interested in acquiring Hillhaven, and invited Horizon to participate in this process. Horizon announced that its proposal expired on March 21, 1995. On April 24, 1995, Hillhaven announced that it had entered into a definitive merger agreement with Vencor, Inc. ("Vencor"). See Note 13.

     A number of legal actions have resulted from Horizon's January and March proposals to acquire Hillhaven.

     On February 6, 1995, Hillhaven filed a complaint against Horizon in the United States District Court for the District of Nevada seeking injunctive and declaratory relief that a business combination between Horizon and Hillhaven is prohibited by the Nevada statute regarding business combinations with interested stockholders by reason of certain arrangements between Horizon and Tenet. On February 27, 1995, Horizon filed an answer and a counterclaim alleging that, among other things, Hillhaven and all of its directors (other than Messrs. de Wetter and Andersons) had breached their fiduciary duties to Hillhaven's stockholders in connection with their consideration of Horizon's acquisition proposal and certain actions taken by Hillhaven, including the formation of a grantor trust, the amendment of Hillhaven's stockholder rights plan and the filing of a shelf registration statement with the Commission. The counterclaim seeks injunctive and declaratory relief and compensatory and punitive damages in unspecified amounts. Hillhaven has answered the counterclaim and believes Horizon's claims are without merit. By stipulation of the parties, all proceedings in these actions have been stayed until October 31, 1995.

     Hillhaven and its directors are named as defendants in a number of putative class action complaints filed on behalf of Hillhaven's stockholders in Nevada state court (the "Nevada State Court Actions") and California state court (the "California State Court Actions"). These complaints raise allegations that Hillhaven and its directors have breached their fiduciary duties to Hillhaven's stockholders in connection with the consideration of Horizon's acquisition proposal and certain corporate actions also cited in Horizon's counterclaim. These actions seek declaratory and injunctive relief and, in California, compensatory damages in unspecified amounts. The Service Employees International Union (AFL-CIO) and a Hillhaven employee and union member are seeking to intervene as party plaintiffs in both the Nevada and California putative class actions brought on behalf of Hillhaven's stockholders, alleging that their interests as stockholders and employees of Hillhaven are not adequately represented. Hillhaven has opposed this intervention. In addition, Tenet filed a complaint against Hillhaven and two of its directors, Mr. Busby and Mr. Marker, in state court in California seeking declaratory and injunctive relief and alleging, among other things, that they have breached their fiduciary duties to Tenet and Hillhaven's other stockholders in connection with their consideration of Horizon's acquisition proposal and certain of the other corporate actions cited in the Horizon and putative class action complaints (the "Tenet Action"). The plaintiffs in the Nevada State Court Actions have moved to dismiss their complaints, which dismissal has been opposed by Hillhaven and its directors. Consideration of this motion has been suspended without date. Hillhaven believes these actions are without merit.

     By stipulation of the parties, the proceedings in the Tenet Action have been stayed until the consummation of the merger with Vencor, at which time Hillhaven and Tenet have agreed to dismiss with prejudice all pending claims with respect to Horizon's acquisition proposal or the Merger. The stay of the California State Court Actions expired July 5, 1995, and the stay in the Nevada State Court Actions expired on July 22, 1995. No schedule has been established with respect to further proceedings in these actions.

     Hillhaven is subject to various other claims and lawsuits in the ordinary course of business which are covered by insurance or adequately provided for in Hillhaven's financial statements. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on Hillhaven's results of operations or liquidity.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of Hillhaven's financial instruments at May 31 are as follows:

                                                         1995                    1994
                                                 --------------------    --------------------
                                                 CARRYING      FAIR      CARRYING      FAIR
                                                  AMOUNT      VALUE       AMOUNT      VALUE
                                                 --------    --------    --------    --------
    Notes receivable, net of allowance for
      doubtful accounts......................... $ 88,104    $ 97,256    $ 87,921    $ 94,913
    Convertible debentures (Note 6).............  131,172     184,618     134,223     154,407
    Other long-term debt, excluding capitalized
      lease obligations (Note 6)................  484,839     480,283     489,236     486,425

     The estimated fair values of Hillhaven's financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. Because no market exists for a significant portion of Hillhaven's financial instruments, considerable judgment is necessarily required in interpreting the data to develop the estimates of fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The fair value of performing notes receivable is calculated by discounting the projected cash flows using estimated market discount rates that reflect the credit and interest rate risk inherent in the notes and using specific borrower information. Fair values for notes with no set maturity are determined based on individual circumstances and are valued net of specific reserves.

     The fair values of the Company's long-term borrowings is estimated based on quoted market prices or by discounting future cash flows at current rates offered to the Company for debt of comparable types and maturities. It is not practicable to estimate the fair value of the Company's off-balance sheet obligations (Note 11).

13. RESTRUCTURING

     On December 5, 1991, Hillhaven announced a restructuring plan designed to improve its long-term financial strength and operating performance. The plan included the disposition of 82 nursing centers over an estimated 24-month period. In the second quarter of fiscal 1992, the Company recorded a $90,000 pretax charge, comprised of $25,700 for the projected losses from operations of the 82 nursing centers during the disposition period and $64,300 for estimated losses from the dispositions. Also as part of the restructuring, Hillhaven exercised options to purchase nine nursing centers leased from Tenet, modified terms of the remaining leases with Tenet and sold preferred stock to Tenet in the amount of $35,000, the proceeds of which were used to prepay debt owed to Tenet (Note 8).

     As of November 30, 1993, the Company had completed the disposition of 50 of these nursing centers, as well as three retirement housing facilities which, prior to March 1, 1992, had been recorded as discontinued operations. During the three months ended November 30, 1993, the Company reviewed its asset disposition program. Because of improvements in reimbursement rates and results of operations, the Company decided not to pursue the sales of the remaining nursing centers and a retirement housing facility. In addition, several

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

parcels of land which had been held for development have been reclassified to other noncurrent assets. Assets related to the Company's restructuring program were as follows:

                                                                       SEPTEMBER 1,
                                                                          1993
                                                                       -----------
                                                                       (UNAUDITED)
            Assets...................................................   $  85,183
            Restructuring reserve....................................     (54,550)
                                                                         --------
            Net assets...............................................   $  30,633
                                                                         ========

     Accrued loss reserves remaining at the date of reinstatement were comprised of $17,668 for losses from operations and $36,882 for estimated future losses on sale. Pretax losses charged to the reserve were as follows:

                                                       THREE
                                                      MONTHS         YEAR
                                                       ENDED         ENDED      SIX MONTHS
                                                    AUGUST 31,      MAY 31,    ENDED MAY 31,
                                                       1993          1993          1992
                                                    -----------     -------     -----------
                                                    (UNAUDITED)                 (UNAUDITED)
        Loss from operations......................    $   235       $ 5,418       $ 4,263
        Loss on dispositions......................      1,861        41,010         3,790
                                                    -----------     -------     -----------
                                                      $ 2,096       $46,428       $ 8,053
                                                    =========       =======     =========

     Revenues and expense related to the 32 nursing centers and other properties previously held for disposition were reclassified to ongoing operations in the consolidated statements of income for all periods presented. Total revenues and expenses of these facilities were as follows:

                                                      THREE
                                                     MONTHS          YEAR
                                                      ENDED         ENDED       SIX MONTHS
                                                   AUGUST 31,      MAY 31,     ENDED MAY 31,
                                                      1993           1993          1992
                                                   -----------     --------     -----------
                                                   (UNAUDITED)                  (UNAUDITED)
        Revenues.................................    $30,326       $114,758       $53,760
        Expenses.................................     28,647        108,989        51,231
                                                     -------       --------       -------
        Income from operations before income
          taxes..................................    $ 1,679       $  5,769       $ 2,529
                                                     =======       ========       =======

     Net assets of these facilities as of September 1, 1993, less adjustments to asset carrying values and remaining accrued restructuring costs aggregating $32,646, were reclassified from net assets held for disposition to appropriate balance sheet accounts.

     On December 31, 1993, Hillhaven completed the sale of 13 nursing centers for an aggregate sales price of $15,594. Nine of these nursing centers had previously been held for disposition. The sale resulted in a gain of $5,102, which is included in net operating revenues.

14. SUBSEQUENT EVENTS

     In April 1995, Hillhaven entered into a definitive merger agreement with Vencor, pursuant to which Hillhaven will be merged with and into Vencor (the "Merger"). Holders of Hillhaven common stock will be issued Vencor common stock in a business combination intended to qualify as a pooling of interests and as a tax-free reorganization for federal income tax purposes. Vencor operates a network of health care services for patients who suffer from cardiopulmonary disorders. The foundation of Vencor's network is a nationwide chain of long term intensive care hospitals. With operations in 38 states, the merged company (including Nationwide Care, Inc., discussed below) will consist of 36 long term intensive care hospitals and 311 nursing centers with more than 42,000 beds, 55 retail and institutional pharmacy outlets and 23 retirement housing

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

communities with approximately 3,000 apartments. Health care services provided through this network of facilities will include long term intensive hospital care, long term nursing care, contract respiratory therapy services, acute cardiopulmonary care, subacute and post-operative care, inpatient and outpatient rehabilitation therapy, specialized care for Alzheimer's disease, hospice care, pharmacy services and retirement and assisted living. Consummation of the Merger is contingent upon the affirmative vote of Vencor's and Hillhaven's stockholders and certain governmental and regulatory approvals and is expected to occur in the 1996 second quarter.

     On February 27, 1995, Hillhaven signed a definitive agreement to acquire Nationwide Care, Inc. ("Nationwide") and its affiliated corporations and partnerships. The transaction closed on June 30, 1995. The consideration for the Nationwide acquisition was 5,000,000 shares of the Company's Common Stock valued at approximately $141,000. The transaction was structured as a pooling of interests and as a tax-free reorganization for federal income tax purposes.

     The following summarized pro forma data give effect to the acquisition had it occurred on June 1, 1992:

                                                    1995           1994            1993
                                                 ----------     -----------     ----------
                                                                (UNAUDITED)
                                                 -----------------------------------------
        Total revenues.........................  $1,717,345     $ 1,606,568     $1,461,257
        Net income.............................      54,526          63,437         42,732
        Primary earnings per share.............       $1.41           $1.80          $1.37
        Fully diluted earnings per share.......        1.31            1.59            N/A

                           THE HILLHAVEN CORPORATION
                    QUARTERLY FINANCIAL SUMMARY (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            YEAR ENDED MAY 31, 1995(1)
                                                  -----------------------------------------------
                                                                     QUARTERS
                                                   FIRST        SECOND       THIRD        FOURTH
                                                  --------     --------     --------     --------
Net operating revenues..........................  $382,065     $392,982     $392,973     $408,262
                                                  ========     ========     ========     ========
Income before extraordinary charge..............  $ 11,394     $ 16,192     $ 11,388     $ 12,885
Extraordinary charge............................      (122)         (52)         (48)        (348)
                                                  --------     --------     --------     --------
Net income......................................  $ 11,272     $ 16,140     $ 11,340     $ 12,537
                                                  ========     ========     ========     ========
Income per share -- primary:
Income before extraordinary charge..............      $.34         $.50         $.33        $ .38
Extraordinary charge............................        --           --           --         (.01)
                                                      ----         ----         ----        -----
Net income......................................      $.34         $.50         $.33        $ .37
                                                      ----         ----         ----        -----
                                                      ----         ----         ----        -----
Income per share -- fully diluted:
Income before extraordinary charge..............      $.31         $.44         $.31        $ .35
Extraordinary charge............................        --           --           --         (.01)
                                                      ----         ----         ----        -----
Net income......................................      $.31         $.44         $.31        $ .34
                                                      ----         ----         ----        -----
                                                      ----         ----         ----        -----

                                                            YEAR ENDED MAY 31, 1994(1)
                                                  -----------------------------------------------
                                                                     QUARTERS
                                                   FIRST        SECOND       THIRD        FOURTH
                                                  --------     --------     --------     --------
Net operating revenues..........................  $359,710     $367,189     $369,865     $374,426
                                                  ========     ========     ========     ========
Income before extraordinary charge(2)...........  $  8,180     $ 26,115     $ 11,944     $ 13,241
Extraordinary charge............................        --         (940)         (73)         (49)
                                                  --------     --------     --------     --------
Net income......................................  $  8,180     $ 25,175     $ 11,871     $ 13,192
                                                  ========     ========     ========     ========
Income per share -- primary:(3)
Income before extraordinary charge..............      $.30        $ .95         $.37         $.40
Extraordinary charge............................        --         (.04)          --           --
                                                      ----        -----         ----         ----
Net income......................................      $.30        $ .91         $.37         $.40
                                                      ----        -----         ----         ----
                                                      ----        -----         ----         ----
Income per share -- fully diluted:(3)
Income before extraordinary charge..............        --        $ .75         $.32         $.36
Extraordinary charge............................        --         (.03)          --           --
                                                      ----        -----         ----         ----
Net income......................................       N/A        $ .72         $.32         $.36
                                                      ----        -----         ----         ----
                                                      ----        -----         ----         ----

---------------

(1) Amounts for periods prior to November 1, 1994 have been restated to reflect the acquisition of CPS and AIS (Note 2).

(2) Includes a $21,904 restructuring credit recorded in the 1994 second quarter.

(3) Adjusted to reflect a one-for-five reverse stock split effected in November 1993.

                                                                     SCHEDULE II

                           THE HILLHAVEN CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                             ADDITIONS
                                            BALANCE AT      CHARGED TO                          BALANCE AT
                                            BEGINNING         COSTS &                             END OF
DESCRIPTION                                OF PERIOD(1)     EXPENSES(1)     DEDUCTIONS(1)        PERIOD(1)
-----------                                ------------     -----------     --------------      -----------
Year ended May 31, 1993:
Valuation accounts deducted from assets:
Allowance for doubtful                                                         $ (5,964)(2)
  accounts and notes receivable..........    $ 21,744         $ 4,346               138(3)        $20,264
                                            =========       =========       ===========          ========
Reserve for loss on assets held for
  disposition............................    $103,074         $    --          $(46,428)(4)       $56,646
                                            =========       =========       ===========          ========
Year ended May 31, 1994:
Valuation accounts deducted from assets:
Allowance for doubtful accounts and notes
  receivable.............................    $ 20,264         $ 8,391          $ (3,710)(2)       $24,945
                                            =========       =========       ===========          ========
Reserve for loss on assets                                                     $ (2,096)(4)
  held for disposition...................    $ 56,646         $    --           (54,550)(5)       $    --
                                            =========       =========       ===========          ========
Year ended May 31, 1995:
Valuation accounts deducted from assets:
Allowance for doubtful accounts and notes
  receivable.............................    $ 24,945         $ 5,516          $ (2,567)(2)       $27,894
                                            =========       =========       ===========          ========

---------------

(1) Prior year information had been restated to reflect the acquisitions of CPS and AIS.

(2) Write-off of accounts and notes receivable.

(3) Provision related to nursing centers and retirement housing facilities held for disposition was charged to the reserve for loss on assets held for disposition.

(4) Operating losses related to nursing centers and retirement housing facilities held for disposition were charged to the reserve.

(5) Elimination of loss reserve upon reinstatement of assets held for disposition.

                                  VENCOR, INC.
                                    FORM 8-K
                                     INDEX

                                                                                        PAGE
                                                                                        ----
FORM 8-K/A OF THE HILLHAVEN CORPORATION:
  Independent Auditors' Report......................................................     37
  Supplemental Consolidated Financial Statements:
     Supplemental Consolidated Balance Sheets, May 31, 1995 and 1994................     38
     Supplemental Consolidated Statements of Income for the years ended May 31,
      1995, 1994 and 1993...........................................................     39
     Supplemental Consolidated Statements of Cash Flows for the years ended May 31,
      1995, 1994 and 1993...........................................................     40
     Supplemental Consolidated Statements of Stockholders' Equity for the years
      ended May 31, 1995, 1994 and 1993.............................................     41
     Notes to Supplemental Consolidated Financial Statements........................     43
  Supplemental Financial Statements Schedules:
     Supplemental Schedule II -- Valuation and Qualifying Accounts for the years
      ended May 31, 1995, 1994 and 1993.............................................     59

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of The Hillhaven Corporation:

     We have audited the supplemental consolidated balance sheets of The Hillhaven Corporation and subsidiaries (Hillhaven) as of May 31, 1995 and 1994 and the related supplemental consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended May 31, 1995. In connection with our audits of the supplemental consolidated financial statements, we have also audited the supplemental financial statement schedule as listed in the accompanying index. These supplemental consolidated financial statements are the responsibility of the management of Hillhaven. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the aforementioned supplemental consolidated financial statements present fairly, in all material respects, the financial position of The Hillhaven Corporation and subsidiaries as of May 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended May 31, 1995 in conformity with generally accepted accounting principles applied on a consistent basis applicable after financial statements are issued for a period which includes the date of consummation of the business combination. Also in our opinion, the related financial statement schedule, when considered in relation to the basic supplemental consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     The supplemental consolidated financial statements give retroactive effect to the merger of Hillhaven and Nationwide Care, Inc. and Affiliated Entities on June 30, 1995, which has been accounted for as a pooling of interests as described in notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of Hillhaven after financial statements covering the date of consummation of the business combination are issued.

     As discussed in Note 7 to the consolidated financial statements, effective June 1, 1992 Hillhaven changed its method of providing income taxes by adopting Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

KPMG Peat Marwick LLP
---------------------
KPMG PEAT MARWICK LLP

Seattle, Washington
July 14, 1995

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                                                               MAY 31,
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
Current assets:
  Cash and cash equivalents.........................................  $   55,921     $   52,512
  Accounts and notes receivable, less allowance for doubtful
     accounts of $13,265 and $10,702 in 1995 and 1994...............     191,526        164,944
  Inventories.......................................................      18,196         20,920
  Prepaid expenses and other current assets.........................      32,682         37,484
                                                                      ----------     ----------
          Total current assets......................................     298,325        275,860
                                                                      ----------     ----------
Long-term notes receivable, less allowance for doubtful accounts of
  $15,011 and $14,608 in 1995 and 1994..............................      81,444         84,944
Property and equipment, net.........................................     869,226        834,108
Intangible assets, net of accumulated amortization of $20,120 and
  $19,955 in 1995 and 1994..........................................      34,669         37,500
Other noncurrent assets, net........................................      54,267         36,902
                                                                      ----------     ----------
                                                                      $1,337,931     $1,269,314
                                                                      ==========     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................................  $   43,234     $   49,922
  Accounts payable..................................................      67,882         69,466
  Employee compensation and benefits................................      78,181         69,050
  Other accrued liabilities.........................................      39,023         47,113
                                                                      ----------     ----------
          Total current liabilities.................................     228,320        235,551
                                                                      ----------     ----------
Convertible debentures..............................................     131,172        134,223
                                                                      ----------     ----------
Other long-term debt................................................     494,685        487,200
                                                                      ----------     ----------
Other long-term liabilities.........................................      47,804         34,757
                                                                      ----------     ----------
Commitments, contingencies and subsequent events
Stockholders' equity:
  Series C Preferred Stock, $0.15 par value; 35,000 shares
     authorized, issued and outstanding in 1995 and 1994
     (liquidation preference of $35,000)............................           5              5
  Series D Preferred Stock, $0.15 par value; 300,000 shares
     authorized; 64,416 and 60,546 issued and outstanding in 1995
     and 1994 (liquidation preference of $64,416)...................          10              9
  Common stock, $0.75 par value; authorized 60,000,000 shares;
     37,850,463 and 33,434,756 issued and outstanding in 1995 and
     1994...........................................................      28,388         25,076
  Additional paid-in capital........................................     440,168        336,105
  Retained earnings.................................................      56,676         19,599
  Unearned compensation.............................................      (3,804)        (3,211)
                                                                      ----------     ----------
                                                                         521,443        377,583
  Less 4,067,473 common shares held in trust........................     (85,493)            --
                                                                      ----------     ----------
          Total stockholders' equity................................     435,950        377,583
                                                                      ----------     ----------
                                                                      $1,337,931     $1,269,314
                                                                      ==========     ==========

   See accompanying Notes to Supplemental Consolidated Financial Statements.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                   YEARS ENDED MAY 31,
                                                         ----------------------------------------
                                                            1995           1994           1993
                                                         ----------     ----------     ----------
Net operating revenues.................................  $1,704,206     $1,592,819     $1,445,201
                                                         ----------     ----------     ----------
Expenses:
  General and administrative...........................   1,455,154      1,352,624      1,231,810
  Interest.............................................      55,238         60,890         67,184
  Depreciation and amortization........................      61,616         57,384         56,421
  Rent.................................................      60,913         63,411         59,393
  Restructuring........................................          --        (20,225)         5,769
                                                         ----------     ----------     ----------
          Net expenses.................................   1,632,921      1,514,084      1,420,577
                                                         ----------     ----------     ----------
Income from operations.................................      71,285         78,735         24,624
Interest income........................................      13,139         13,749         16,056
                                                         ----------     ----------     ----------
Income before income taxes, extraordinary charge and
  cumulative effect of accounting change...............      84,424         92,484         40,680
Income tax (expense) benefit...........................     (29,328)       (27,985)         5,372
                                                         ----------     ----------     ----------
Income before extraordinary charge and cumulative
  effect of accounting change..........................      55,096         64,499         46,052
Extraordinary charge -- early extinguishment of debt,
  net of income taxes..................................        (570)        (1,062)        (2,217)
Cumulative effect of change in accounting for income
  taxes................................................          --             --         (1,103)
                                                         ----------     ----------     ----------
Net income.............................................  $   54,526     $   63,437     $   42,732
                                                         ==========     ==========     ==========
Income available to common stockholders (net income
  less preferred stock dividends and accretion)........  $   47,526     $   55,604     $   39,797
Primary income per common share:
  Income before extraordinary charge and cumulative
     effect of accounting change.......................  $     1.43     $     1.83     $     1.49
  Extraordinary charge.................................        (.02)          (.03)          (.08)
  Cumulative effect of change in accounting for income
     taxes.............................................          --             --           (.04)
                                                         ----------     ----------     ----------
Net income per share...................................  $     1.41     $     1.80     $     1.37
                                                         ==========     ==========     ==========
Fully diluted income per common share:
  Income before extraordinary charge...................  $     1.32     $     1.62             --
  Extraordinary charge.................................        (.01)          (.03)            --
                                                         ----------     ----------     ----------
Net income per share...................................  $     1.31     $     1.59            N/A
                                                         ==========     ==========     ==========
Weighted average common shares and equivalents
  outstanding:
  Primary..............................................  33,824,847     30,952,021     29,394,165
  Fully diluted........................................  41,840,944     39,326,350            N/A

   See accompanying Notes to Supplemental Consolidated Financial Statements.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED MAY 31,
                                                           ------------------------------------
                                                             1995         1994          1993
                                                           --------     ---------     ---------
Cash flows from operating activities:
  Net income.............................................  $ 54,526     $  63,437     $  42,732
  Adjustments to reconcile net income to net cash
     provided by operations:
     Restructuring credits...............................        --       (21,904)           --
     Cumulative effect of change in accounting for income
       taxes.............................................        --            --         1,103
     Depreciation and amortization.......................    61,616        57,384        56,421
     Provision for losses on accounts and notes
       receivable........................................     5,633         8,730         4,515
     Loss (gain) on sales of property and equipment .....   (13,425)       (9,224)        1,913
     Deferred income taxes...............................     6,478         8,726       (13,667)
     Amortization of unearned stock compensation.........     3,619         3,627         3,442
     Other charges and credits, net......................     6,973        (7,749)       (8,350)
     Changes in operating assets and liabilities, net of
       acquisitions and dispositions:
       Accounts and notes receivable.....................   (33,509)      (25,356)      (15,101)
       Inventories.......................................      (576)          262          (852)
       Prepaid expenses and other current assets.........    13,234          (618)       (4,771)
       Accounts payable..................................    (6,942)        3,082           (53)
       Other accrued liabilities.........................    (6,430)        4,018         5,620
                                                           --------     ---------     ---------
Net cash provided by operating activities................    91,197        84,415        72,952
                                                           --------     ---------     ---------
Cash flows from investing activities:
  Purchases of property and equipment....................   (62,125)      (52,685)      (33,212)
  Purchase of previously leased nursing centers..........   (13,032)       (1,667)      (18,972)
  Proceeds from sales of property and equipment..........     4,947        15,877        22,341
  Proceeds from collection of notes receivable...........     4,974        22,117        22,590
  Investment in joint ventures and partnerships..........    (3,367)       (1,698)       (1,799)
  Distributions from joint ventures and partnerships.....     1,183         2,283         3,833
  Lease security deposits................................        --            --        (2,482)
  Increase in other assets...............................    (7,532)       (2,599)       (4,616)
                                                           --------     ---------     ---------
Net cash used in investing activities....................   (74,952)      (18,372)      (12,317)
                                                           --------     ---------     ---------
Cash flows from financing activities:
  Net increase (decrease) in borrowings under revolving
     lines of credit.....................................    21,000         8,000       (13,000)
  Proceeds from issuance of preferred stock and stock
     warrants............................................        --        63,399         7,206
  Dividends and distributions............................    (3,013)       (3,074)       (6,501)
  Proceeds from long-term debt...........................    39,162       369,085       137,149
  Payments of principal on long-term debt................   (77,231)     (511,326)     (152,915)
  Proceeds from exercise of stock options................     2,793           587           246
  Increase in deferred financing costs...................    (2,576)      (15,239)       (8,313)
  Other, net.............................................     5,671          (270)          725
                                                           --------     ---------     ---------
Net cash used in financing activities....................   (14,194)      (88,838)      (35,403)
                                                           --------     ---------     ---------
Increase (decrease) in cash and cash equivalents.........     2,051       (22,795)       25,232
Adjustment for change in fiscal year end of acquired
  companies..............................................     1,358            --            --
Cash and cash equivalents at beginning of year...........    52,512        75,307        50,075
                                                           --------     ---------     ---------
Cash and cash equivalents at end of year.................  $ 55,921     $  52,512     $  75,307
                                                           ========     =========     =========

   See accompanying Notes to Supplemental Consolidated Financial Statements.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED MAY 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       RETAINED                     COMMON
                                                        ADDITIONAL     EARNINGS       UNEARNED      SHARES
                                  PREFERRED   COMMON     PAID-IN     (ACCUMULATED      STOCK       HELD IN
                                    STOCK      STOCK     CAPITAL       DEFICIT)     COMPENSATION    TRUST
                                  ---------   -------   ----------   ------------   ------------   --------
BALANCE, MAY 31, 1992
As previously reported..........     $ 5      $15,663    $ 208,535     $(76,617)      $ (7,529)    $     --
Pooling of interests
  adjustments:
  AIS and CPS...................      --          946         (935)       1,252             --           --
  Nationwide....................      --        3,750       (4,729)      (1,351)            --           --
                                     ---      -------     --------      -------        -------     --------
Balance, as restated............       5       20,359      202,871      (76,716)        (7,529)          --
Net income......................      --           --           --       42,732             --           --
Restricted share awards, net of
  forfeitures...................      --           34        1,104           --         (1,138)          --
Performance shares..............      --           --          907           --           (907)          --
Stock options exercised.........      --           37          209           --             --           --
Preferred stock dividends
  ($82.50 per share)............      --           --       (2,888)          --             --           --
Amortization of unearned stock
  compensation..................      --           --           --           --          3,442           --
Other dividends and
  distributions.................      --           --           --       (3,960)            --           --
Accretion of discount on
  redeemable preferred stock....      --           --           --          (47)            --           --
Common stock issued by acquired
  companies.....................      --           --        5,024          909             --           --
Tax benefit associated with
  exercise of stock options.....      --           --          290           --             --           --
                                     ---      -------     --------      -------        -------     --------
BALANCE, MAY 31, 1993...........       5       20,430      207,517      (37,082)        (6,132)          --
Net income......................      --           --           --       63,437             --           --
Issuance of preferred stock.....      18           --      119,982           --             --           --
Preferred stock tendered to
  exercise stock purchase
  warrants......................     (10)          --      (63,290)          --             --           --
Stock purchase warrants
  exercised.....................      --        4,500       58,800           --             --           --
Conversion of debentures........      --           86        1,809           --             --           --
Restricted share awards, net of
  forfeitures...................      --          (12)        (188)          --            200           --
Performance shares..............      --           --          906           --           (906)          --
Stock options exercised.........      --           73          514           --             --           --
Preferred stock dividends
  ($82.50 per share)............      --           --       (1,444)      (1,444)            --           --
Fractional shares repurchased...      --           (1)         (17)          --             --           --
Amortization of unearned stock
  compensation..................      --           --           --           --          3,627           --
Tax benefit associated with
  exercise of stock options.....      --           --          477           --             --           --
Other dividends and
  distributions.................      --           --           --         (184)            --           --
Accretion of discount on
  redeemable preferred stock....      --           --           --         (178)            --           --
Common stock and warrants issued
  by acquired companies.........      --           --        6,273           --             --           --
Increase in value of common
  stock warrants................      --           --           --         (183)            --           --
Preferred stock
  dividends-in-kind.............       1           --        4,766       (4,767)            --           --
                                     ---      -------     --------      -------        -------     --------
BALANCE, MAY 31, 1994...........      14       25,076      336,105       19,599         (3,211)          --

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
                    YEARS ENDED MAY 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       RETAINED                     COMMON
                                                        ADDITIONAL     EARNINGS       UNEARNED      SHARES
                                  PREFERRED   COMMON     PAID-IN     (ACCUMULATED      STOCK       HELD IN
                                    STOCK      STOCK     CAPITAL       DEFICIT)     COMPENSATION    TRUST
                                     ---      -------    --------      -------        -------      --------
Net income......................      --           --           --       54,526             --           --
Common shares issued to Grantor
  Trust.........................      --        3,150       85,129           --             --      (88,279)
Common shares released from
  Grantor Trust.................      --          (99)      (2,687)          --             --        2,786
Conversion of debentures........      --          100        2,111           --             --           --
Restricted share awards.........      --          111        3,241           --         (3,352)          --
Performance shares forfeited....      --           --         (175)          --            175           --
Discounted stock options
  granted.......................      --           --        1,035           --         (1,035)          --
Stock options exercised.........      --           50          643           --             --           --
Preferred stock dividends
  ($82.50 per share)............      --           --           --       (2,888)            --           --
Fractional shares repurchased...      --           --           (6)          --             --           --
Amortization of unearned stock
  compensation..................      --           --           --           --          3,619           --
Tax benefit associated with
  exercise of stock options.....      --           --        1,000           --             --           --
Increase in value of common
  stock warrants................      --           --        9,811       (9,811)            --           --
Accretion of discount on
  redeemable preferred stock....      --           --           --         (150)            --           --
Other dividends.................      --           --           --         (125)            --           --
Preferred stock
  dividends-in-kind.............       1           --        3,961       (3,962)            --           --
Adjustment for change in fiscal
  year-end of acquired
  companies.....................      --           --           --         (513)            --           --
                                     ---      -------     --------      -------        -------     --------
BALANCE, MAY 31, 1995...........     $15      $28,388    $ 440,168     $ 56,676       $ (3,804)    $(85,493)
                                     ===      =======     ========      =======        =======     ========

   See accompanying Notes to Supplemental Consolidated Financial Statements.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 1. SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation. The supplemental consolidated financial statements include the accounts of The Hillhaven Corporation and its wholly owned subsidiaries ("Hillhaven" or the "Company") and have been prepared to give retroactive effect to the merger with Nationwide Care, Inc. and Affiliated Entities ("Nationwide") on June 30, 1995 (Note 2 and 14). Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of the consummation. These financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

     On October 31, 1994, the Company acquired CPS Pharmaceutical Services, Inc. ("CPS") and Advanced Infusion Systems, Inc. ("AIS") in a business combination accounted for as a pooling of interests. Accordingly, the accompanying supplemental consolidated financial statements for the year ended May 31, 1995 are presented on the basis that Hillhaven, Nationwide, CPS and AIS were combined for the entire year, and prior years have been restated to give effect to these combinations.

     Certain reclassifications of prior years' amounts have been made to conform to 1995 classifications.

     Net Operating Revenues. Revenues are recognized when services are provided and products are delivered.

     Net operating revenues consist primarily of patient care revenues which are reported at the net amounts realizable from residents, third-party payors and others for services provided. A provision for estimated uncollectible patient accounts and notes receivable is included in general and administrative expenses and was $5,633, $8,730 and $4,515 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Approximately 73% of net patient care revenues for each of the years ended May 31, 1995, 1994 and 1993 are from participation of the nursing centers in Medicare and Medicaid programs. Revenues under these programs are subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered and are adjusted as final settlements are determined. Accounts receivable from Medicare and Medicaid amounted to $39,031 and $66,532, respectively, at May 31, 1995, and $20,777 and $68,837, respectively, at May 31, 1994.

     Net operating revenues also include revenues from pharmacy operations of $190,638, $198,634 and $194,935 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Income Per Share. Primary income per share is calculated by dividing net income, after deducting dividends on preferred stock, by the weighted average number of common shares and equivalents outstanding for the period. Common stock equivalents are stock purchase warrants and employee stock options. Fully diluted income per share further assumes conversion of the Company's convertible debentures. Conversion of the debentures was not assumed for the 1993 calculation because the exercise prices of the debentures exceeded the market price at May 31, 1993.

     Cash Equivalents. Highly liquid investments with maturities of three months or less at the date of acquisition are considered cash equivalents. Interest earned on these investments amounted to $1,145, $1,141 and $961 for the years ended May 31, 1995, 1994 and 1993, respectively.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Inventories. Inventories, which are stated at the lower of cost (first-in, first-out) or market, are comprised of the following:

                                                                         MAY 31,
                                                                   -------------------
                                                                    1995        1994
                                                                   -------     -------
        Pharmaceutical products..................................  $ 9,804     $12,941
        Nursing center supplies..................................    8,392       7,979
                                                                   -------     -------
                                                                   $18,196     $20,920
                                                                   =======     =======

     Notes Receivable. Notes receivable consist primarily of notes originated upon the sale of nursing centers to third parties. Generally the notes are secured by mortgages and deeds of trust on the properties sold. See Note 12.

     Property and Equipment. Owned land, buildings, leasehold improvements and equipment are stated at cost. Capitalized leases are stated at the lower of the present value of minimum lease payments or fair value at the inception of the lease. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets, estimated as follows: buildings, 20-45 years; leasehold improvements and certain capitalized leases, over the lesser of the estimated useful life or the lease term; and equipment, 5-10 years.

     Intangible Assets. Costs incurred in obtaining long-term financing are amortized over the terms of the related indebtedness, primarily using the straight-line method. Costs related to the acquisition of leases are amortized over the lease term using the straight-line method. Goodwill is amortized using the straight-line method over a period of 15 years.

     Hillhaven recorded extraordinary charges of $851 ($570 net of tax), $1,543 ($1,062 net of tax) and $3,496 ($2,217 net of tax) for the years ended May 31, 1995, 1994 and 1993, respectively, in connection with the early retirement or refinancing of long-term debt.

 2. ACQUISITIONS

     On June 30, 1995, the Company acquired Nationwide and its affiliated corporations and partnerships in a business combination accounted for as a pooling of interests (the "Share Exchange"). See Note 14. As part of the Share Exchange, Hillhaven issued 5,000,000 shares of its common stock valued at approximately $141,000.

     Prior to the Share Exchange, Nationwide's fiscal year ended September 30. In recording the pooling-of-interests combination, Nationwide's financial statements for the twelve months ended May 31, 1995 were combined with Hillhaven's financial statements for the same period and Nationwide's financial statements for the years ended September 30, 1994 and 1993 were combined with Hillhaven's financial statements for the years ended May 31, 1994 and 1993. An adjustment has been made to stockholders' equity as of May 31, 1995 to eliminate the effect of including Nationwide's results of operations for the four months June 1, 1994 to September 30, 1994 in both the year ended May 31, 1995 and 1994.

     On October 31, 1994, the Company acquired closely-held CPS and AIS in a business combination accounted for as a pooling of interests. CPS and AIS, which provide pharmaceutical and infusion services, became part of the Company's Medisave Pharmacies subsidiary through the exchange of 1,262,062 shares of Hillhaven's common stock valued at approximately $29,000.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Summarized results of operations of Hillhaven, CPS and AIS for the period from June 1, 1994 through October 31, 1994 are as follows:

                                                                  HILLHAVEN     CPS/AIS
                                                                  ---------     -------
        Net operating revenues..................................  $ 636,305     $10,164
        Income (loss) before extraordinary item.................     23,790        (240)
        Net income (loss).......................................     23,616        (240)

     Following is a reconciliation of restated net operating revenues and net income to amounts previously reported for the years ended May 31, 1995, 1994 and 1993:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Net operating revenues:
      As previously reported.......................  $1,576,282     $1,471,190     $1,378,466
      Nationwide...................................     127,924        121,629         66,735
                                                     ----------     ----------     ----------
      As restated..................................  $1,704,206     $1,592,819     $1,445,201
                                                     ==========     ==========     ==========
    Net income:
      As previously reported.......................  $   51,289     $   58,418     $   39,239
      Nationwide...................................       3,237          5,019          3,493
                                                     ----------     ----------     ----------
      As restated..................................  $   54,526     $   63,437     $   42,732
                                                     ==========     ==========     ==========

 3. STATEMENTS OF CASH FLOWS

     Supplemental disclosures of cash flow information are as follows:

                                                                  YEARS ENDED MAY 31,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     -------     -------
    Cash paid for:
    Interest..............................................  $54,661     $49,498     $59,699
    Income taxes..........................................   23,977      15,424       7,881
    Noncash investing and financing activities:
      Acquisition of previously leased nursing centers and
         pharmacies
      Long-term debt assumed and incurred.................    2,720      13,705      39,609
      Adjustment to property and equipment and capital
         lease obligations................................       --      23,600       6,780
    Notes received in connection with sales of nursing
      centers.............................................      500       3,340      36,338
    Preferred stock issued to retire debt.................       --      56,601          --
    Preferred stock tendered for the purchase of common
      stock...............................................       --      63,300          --
    Reclassification of property and equipment and
      intangible assets to/from assets held for
      disposition.........................................       --      52,537          --
    Common stock placed in grantor trust..................   88,279          --          --

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 4. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     Hillhaven has 50% ownership interests in a number of unconsolidated general and limited partnerships. These investments are accounted for by the equity method and are included in other noncurrent assets. All of these partnerships own or lease real and personal property and operate nursing centers. Combined summarized unaudited financial information for these partnerships is as follows:

                                                                         MAY 31,
                                                                   -------------------
                                                                    1995        1994
                                                                   -------     -------
        Current assets...........................................  $ 7,534     $ 8,902
        Property and equipment...................................   28,625      46,696
                                                                   -------     -------
        Total assets.............................................  $36,159     $55,598
                                                                   =======     =======
        Current liabilities......................................  $ 3,836     $ 6,999
        Long-term debt to unrelated parties......................   21,672      37,400
        Long-term debt to Hillhaven..............................      325       4,377
        Partners' equity.........................................   10,326       6,822
                                                                   -------     -------
        Total liabilities and equity.............................  $36,159     $55,598
                                                                   =======     =======

                                                              YEARS ENDED MAY 31,
                                                        -------------------------------
                                                         1995        1994        1993
                                                        -------     -------     -------
        Net operating revenues........................  $34,695     $47,857     $54,314
        Net income....................................    1,373       2,747       4,204
        Recognized by Hillhaven:
          Equity in income............................    1,033       1,554       2,081
          Interest income.............................       25         367         697
          Management fees.............................    1,753       2,412       2,710

     Hillhaven manages six nursing centers for partnerships in which the Company has an equity interest. Management fees earned are usually based upon a percentage of revenues, ranging from 7% to 9%.

 5. PROPERTY AND EQUIPMENT

     Property and equipment at May 31 is comprised of the following:

                                                                 1995           1994
                                                              ----------     ----------
        Land................................................  $   85,610     $   80,086
        Buildings...........................................     800,429        754,221
        Leasehold improvements..............................      22,914         17,208
        Equipment...........................................     206,266        184,163
        Construction in progress............................      23,471         19,662
                                                              ----------     ----------
                                                               1,138,690      1,055,340
        Less accumulated depreciation and amortization......    (269,464)      (221,232)
                                                              ----------     ----------
        Net property and equipment..........................  $  869,226     $  834,108
                                                              ==========     ==========

     Property and equipment includes buildings of $1,997 and equipment of $2,757 acquired under capital leases at both May 31, 1995 and 1994. Related accumulated depreciation and amortization amounted to $2,423 and $2,141 at May 31, 1995 and 1994, respectively.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 6. LONG-TERM DEBT

     The Recapitalization. In September 1993, Hillhaven completed a recapitalization plan (the "Recapitalization") which included the modification of the Company's relationship with Tenet Healthcare Corporation ("Tenet") (formerly National Medical Enterprises, Inc.) (Note 8) to (i) purchase 23 nursing centers leased from Tenet for a purchase price of $111,800, (ii) repay all existing debt to Tenet in the aggregate principal amount of $147,202, (iii) release Tenet guarantees on approximately $400,000 of debt, (iv) limit the annual fee payable to Tenet to 2% of the remaining amount guaranteed and (v) amend existing agreements to eliminate obligations of Tenet to provide additional financing to the Company. The Recapitalization was financed through
(i) the issuance to Tenet of $120,000 of payable-in-kind Series D Preferred stock, (ii) the incurrence of a $175,000 term loan under a secured credit facility with a syndicate of banks, (iii) the issuance of $175,000 of 10 1/8% Senior Subordinated Notes due 2001, (iv) borrowings of $30,000 under an accounts receivable-backed credit facility and (v) the use of approximately $39,000 of cash.

     Long-term debt at May 31 is comprised of the following:

                                                                   1995         1994
                                                                 --------     --------
        CONVERTIBLE DEBENTURES
          Floating rate convertible debentures(1)..............  $ 56,422     $ 59,473
          7 3/4% convertible debentures (2)....................    74,750       74,750
                                                                 --------     --------
                                                                 $131,172     $134,223
                                                                 ========     ========
        OTHER LONG-TERM DEBT
          Debt under bank credit agreements(3).................  $114,900     $116,500
          Industrial revenue bonds, payable in installments to
             2025(4)...........................................   124,297      124,895
          Mortgage notes, payable monthly to 2040(4)...........    62,629       56,617
          Other notes, payable in installments to 2001(4)......    23,258       24,335
          Capitalized lease obligations (Note 9)...............     4,275        5,606
          Floating rate option notes(5)........................    25,650       26,600
          12 1/2% unsecured notes due 2000, net of unamortized
             discounts of $3,577 and $3,836 in 1995 and 1994...     8,423        8,164
          10 1/8% unsecured notes due 2001.....................   174,487      174,405
                                                                 --------     --------
                                                                  537,919      537,122
          Less current portion.................................   (43,234)     (49,922)
                                                                 --------     --------
                                                                 $494,685     $487,200
                                                                 ========     ========

---------------

(1) Under Hillhaven's 1991 Performance Investment Plan, on May 29, 1992, the Company privately placed $65,053 of convertible debentures (the "PIP Debentures") to a wholly owned, special purpose subsidiary. The subsidiary financed 95% of the purchase with three-year term loans from a syndicate of commercial banks and 5% from the sale to key employees of options to acquire the PIP Debentures. In September 1993, Hillhaven refinanced the term loans using its term loan facility. These borrowings, together with the outstanding balance of the options, are classified as floating rate convertible debentures in the above table. The interest rate was 7.1875% at May 31, 1995. Interest is not payable on the options. The PIP Debentures mature and the options terminate on May 29, 1999, and both the PIP Debentures and options are subject to mandatory redemption on that date or upon the occurrence of certain events. The options permit the holder to purchase PIP Debentures at 95% of their face value and to ultimately convert them into shares of common stock at an effective conversion price of $16.5375 per share. The options vest 25% per year beginning in December 1993, with accelerated vesting in certain events. The Company may repurchase the options at any time after May 29, 1997 by paying a redemption premium. As options are

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    exercised, the Company's taxable income will be reduced by any excess of the fair market value of the common stock at the date of conversion over the principal amount of the PIP Debentures redeemed.

(2) On November 4, 1992, the Company sold $74,750 of its 7 3/4% Convertible Subordinated Debentures (the "Debentures") due 2002. The Debentures are convertible into common stock at the option of the holder at any time prior to maturity at a conversion price of $16.795 per share. On or after November 1, 1995, the Company may redeem the Debentures, in whole or in part, at specified redemption prices. The Debentures are unsecured and subordinated to all other indebtedness of Hillhaven.

(3) In connection with the Recapitalization, Hillhaven entered into a credit agreement with a syndicate of banks. The credit agreement, as amended in October 1994, includes a $165,000 term loan facility, an $85,000 revolving credit facility and a $70,000 IRB letter of credit facility (collectively, the "Facilities"). Borrowings under the credit agreement are secured by 86 nursing centers, certain accounts receivable and the stock of certain subsidiaries of the Company. The Facilities bear interest at either a base rate plus zero to .625% or the London Interbank Offered Rate ("LIBOR") plus .625% to 1.625%, the spreads being dependent on the type of facility and leverage ratios. The Facilities will mature on October 28, 1999. Commitment fees are required on the unused portions of the term loan, revolving credit facility and IRB letter of credit facility and are paid at a rate of .25% to .50%, depending on leverage ratios. At May 31, 1995, $144,500 was outstanding under the term loan facility, including $53,600 as substituted debt for the PIP Debentures, with interest payable at 7.1875%. The term loan is subject to scheduled principal repayments. Borrowings under the revolving credit facility amounted to $24,000 at May 31, 1995, with interest payable at 7.1875%. Letters of credit outstanding at May 31, 1995 under the IRB letter of credit facility totalled $68,668 and under the revolving credit facility totalled $4,250.

(4) Mortgage notes, industrial revenue bonds and the majority of other notes are principally secured by Hillhaven's property and equipment. Mortgage notes include non-interest bearing resident mortgage bonds related to a retirement housing facility amounting to $31,254 and $30,543 at May 31, 1995 and 1994, respectively. The industrial revenue bonds were issued by various governmental authorities to finance the construction or acquisition of nursing centers and retirement housing facilities. The use of escrowed funds of $3,249 and $6,156 at May 31, 1995 and 1994, respectively, is limited to specific facility capital improvements or payment of principal and interest on the bonds. These amounts are included in other noncurrent assets. Average interest rates for the mortgage notes (excluding resident mortgage bonds), industrial revenue bonds and other notes at May 31, 1995 were 9.5%, 5.0% and 9.3%, respectively.

(5) On July 27, 1993, Nationwide issued $28,500 of floating rate option notes, secured by an irrevocable direct pay letter of credit. The notes are payable in installments and mature in August 2008. At May 31, 1995, the interest rate on the notes was 7.8%. Nationwide purchased interest rate cap protection (9%) through November 1997 with respect to the floating rate option notes at a cost of approximately $100. Through May 31, 1995, Nationwide had not received any amounts with respect to the interest rate cap protection.

     Hillhaven participates in a $40,000 accounts receivable-backed credit facility whereby eligible Medicaid receivables of selected nursing centers are sold to a wholly owned subsidiary of Hillhaven, formed specifically for the purpose of such transactions. The purchase of receivables by the subsidiary may be financed by a bank line of credit with interest payable at either LIBOR plus
 3/4% or the lenders' cost of funds. At May 31, 1995, borrowings under this facility totalled $5,000 with interest payable at 9.0%. At May 31, 1995, the subsidiary had total assets of approximately $72,160, which cannot be used to satisfy claims against Hillhaven or any of its subsidiaries.

     Certain loan agreements have, among other requirements, restrictions on cash dividends, investments and borrowings and require maintenance of specified operating ratios, levels of working capital and net worth.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Management believes that Hillhaven is in compliance with all material covenants. There are no compensating balance requirements for any of the credit lines or borrowings.

     Future maturities of convertible debentures and long-term debt are as follows:

                               YEAR ENDING MAY 31,
                        ----------------------------------
                        1996..............................  $ 43,234
                        1997..............................    45,296
                        1998..............................    40,808
                        1999..............................    48,104
                        2000..............................    54,932
                        Later years.......................   436,717
                                                            --------
                                                            $669,091
                                                            ========

 7. INCOME TAXES

     Effective June 1, 1992, Hillhaven adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The implementation of SFAS 109 changed the Company's method of accounting for income taxes from the deferred method of APB Opinion No. 11 ("APB 11") to an asset and liability approach. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Adoption of SFAS 109 resulted in a charge of $1,103 to the 1993 statement of income as the cumulative effect of a change in accounting principle. Including the impact of this charge, the effect on the year ended May 31, 1993 of the adoption of SFAS 109 was a reduction of net income tax expense and an increase in net income of $7,710 as compared to amounts that would have been reported under APB 11.

     Income tax (expense) benefit on income from operations before income taxes, extraordinary charge and cumulative effect of accounting change consists of the following amounts:

                                                             YEAR ENDED MAY 31,
                                                      ---------------------------------
                                                        1995         1994        1993
                                                      --------     --------     -------
        Current (expense) federal...................  $(17,730)    $(14,941)    $(6,715)
        Current (expense) state.....................    (5,050)      (4,318)     (1,580)
                                                      --------     --------     -------
                                                       (22,780)     (19,259)     (8,295)
                                                      --------     --------     -------
        Deferred (expense) benefit federal..........    (5,712)      (7,955)     12,556
        Deferred (expense) benefit state............      (836)        (771)      1,111
                                                      --------     --------     -------
                                                        (6,548)      (8,726)     13,667
                                                      --------     --------     -------
                                                      $(29,328)    $(27,985)    $ 5,372
                                                      ========     ========     =======

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     An analysis of Hillhaven's effective income tax rate is as follows:

                                                             YEAR ENDED MAY 31,
                                                     ----------------------------------
                                                       1995         1994         1993
                                                     --------     --------     --------
        Statutory federal income tax rate..........        35%          35%          34%
                                                     --------     --------     --------
        Income tax expense at federal rate.........  $(29,548)    $(32,369)    $(13,831)
        State income tax expense net of federal
          income tax effect........................    (3,826)      (3,308)        (305)
        Employee stock compensation................       651          491          255
        Nondeductible wages........................      (744)        (968)        (488)
        Valuation allowance adjustment.............     3,104        1,090       18,992
        Targeted jobs tax credits..................     1,923        6,780           --
        Non-taxable income.........................        --           --          948
        Net operating loss carryforward utilized...        --           --          265
        Other......................................      (888)         299         (464)
                                                     --------     --------     --------
        Income tax (expense) benefit on income
          before extraordinary charge and
          cumulative effect of accounting change...  $(29,328)    $(27,985)    $  5,372
                                                     ========     ========     ========

     The tax effects of temporary differences that give rise to significant portions of the federal and state deferred tax assets (liabilities) are comprised of the following:

                                                            YEARS ENDED MAY 31,
                                                     ----------------------------------
                                                       1995         1994         1993
                                                     --------     --------     --------
        Depreciation...............................  $(25,667)    $(21,537)    $(29,207)
        Installment sales..........................    (1,573)      (1,691)      (3,685)
        Other......................................    (3,627)      (3,563)      (1,148)
                                                     --------     --------     --------
        Gross deferred tax liabilities.............   (30,867)     (26,791)     (34,040)
                                                     --------     --------     --------
        Capital leases.............................     8,164        8,110        7,090
        Deferred partnership revenue...............     2,548        1,960        2,662
        Insurance reserves.........................     5,485        9,573        8,033
        Vacation accruals..........................     6,842        5,691        4,955
        Deferred gain..............................     3,464        4,350        5,882
        Bad debt reserves..........................     9,945        8,788        7,093
        Restructuring reserves.....................        --           --       20,293
        Targeted jobs tax credits..................        --        5,296        7,546
        Alternative minimum tax credits............     2,416        2,649        1,534
        Other......................................     7,649        5,672        4,066
                                                     --------     --------     --------
        Gross deferred tax assets..................    46,513       52,089       69,154
        Less valuation allowance...................    (8,173)     (11,277)     (12,367)
                                                     --------     --------     --------
        Deferred tax assets, net...................    38,340       40,812       56,787
                                                     --------     --------     --------
        Net deferred tax assets....................     7,473       14,021       22,747
        Less amount included in other current
          assets...................................   (17,444)     (19,646)     (16,032)
                                                     --------     --------     --------
        Amount included in other noncurrent assets
          (liabilities)............................  $ (9,971)    $ (5,625)    $  6,715
                                                     ========     ========     ========

     The decrease in the valuation allowance for deferred tax assets of $3,104 and $1,090 for 1995 and 1994, respectively, was attributable to taxable income earned in the years ended May 31, 1995 and 1994 and, to a

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

lesser extent, an increase in the estimate of future income to be earned. Realization of net deferred tax assets is dependent in part upon future pretax earnings. Although the Company believes such pretax earnings will be achieved, a lack of earnings could result in an increased provision for income taxes.

     The Tax Reform Act of 1986 enacted an alternative minimum tax system for corporations. The alternative minimum tax is assessed at a rate of 20% on alternative minimum taxable income. Alternative minimum taxable income is determined by making statutory adjustments to the Company's regular taxable income. For the years ended May 31, 1995, 1994 and 1993, utilization of regular tax credits was limited by alternative minimum tax expense of $13,913, $11,043 and $5,400, respectively.

 8. TRANSACTIONS WITH TENET HEALTHCARE CORPORATION

     Lending and Related Agreements. In connection with the spin-off from Tenet in January 1990 (the "Spin-off"), Hillhaven entered into certain financial arrangements with its former parent company. Hillhaven issued unsecured notes to Tenet in the aggregate amount of $145,859. The Company used the proceeds from the sale of both the 8 1/4% Series C Preferred Stock to Tenet and the PIP Debentures to repay $96,800 of these notes (Note 6). Tenet also provided mortgage financing to Hillhaven on certain nursing centers purchased by the Company from Tenet. In fiscal 1994, Hillhaven repaid all of the Tenet notes in the aggregate principal amount of $147,202 with proceeds from the Recapitalization (Note 6). The Company also repaid debt which was guaranteed by Tenet in the aggregate amount of $266,737.

     Interest expense on Tenet notes totalled $3,696 and $7,061 for the years ended May 31, 1994 and 1993, respectively.

     Guarantee Reimbursement Agreement. Tenet and Hillhaven entered into a guarantee reimbursement agreement providing for the payment by Hillhaven of a fee in consideration of Tenet's guarantee of certain Hillhaven obligations. At May 31, 1995 and 1994, an aggregate total of approximately $182,000 and $279,000, respectively, of long-term debt (Note 6), leases (Note 9) and contingent liabilities (Note 11) were subject to this agreement. Guarantee fees totalled $4,588, $6,684 and $9,644 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Insurance. Through May 31, 1994, substantially all of the professional and general liability risks of Hillhaven were insured by an insurance company which is owned by Tenet. Such insurance expense amounted to $7,627 and $7,344 for the years ended May 31, 1994 and 1993, respectively. Beginning June 1, 1994, Hillhaven obtained separate coverage for its professional and general liability exposure (Note 11).

     Leases. At the time of the Spin-off, Hillhaven leased 115 nursing centers from Tenet. During the three years ended May 31, 1993, the Company purchased 92 of the leased nursing centers for an aggregate purchase price of $346,900. At May 31, 1993, Hillhaven leased 23 nursing centers from Tenet which were recorded as capital leases at the aggregate purchase option price of $135,400. As part of the Recapitalization, the Company purchased the remaining 23 nursing centers leased from Tenet for an aggregate purchase price of $111,800. Interest expense on the Tenet leases for the years ended May 31, 1994 and 1993 amounted to $3,401 and $19,889 respectively.

     Hillhaven is leasing certain nursing centers from Health Care Property Partners, a joint venture in which Tenet has a minority interest. Lease payments to this joint venture amounted to $9,574, $9,923 and $9,699 for the years ended May 31, 1995, 1994 and 1993, respectively.

     Equity Ownership. On November 30, 1991, Tenet purchased 35,000 shares of Hillhaven's 8 1/4% cumulative nonvoting Series C Preferred Stock. The proceeds, $35,000, were used to reduce notes payable to Tenet. Tenet is entitled to a cumulative dividend, payable quarterly, at the annual rate of 8 1/4% of the $35,000 liquidation value. The Series C Preferred Stock is redeemable at the option of the Company at any time, in whole or in part.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     In connection with the Recapitalization, Hillhaven issued to Tenet $120,000 of cumulative nonvoting payable-in-kind Series D Preferred Stock. On February 28, 1994, Tenet tendered shares of the Series D Preferred Stock in the amount of $63,300 to exercise its warrants to purchase 6,000,000 shares of Hillhaven common stock.

     Tenet is entitled to receive cumulative quarterly dividends on the Series D Preferred Stock at an annual rate of 6 1/2% of the liquidation value which, as of May 31, 1995, was $64,416. The dividends are payable in additional shares of Series D Preferred Stock, compounded annually, until September 1998, when the dividends will be payable in cash. The Company may, at its option, redeem the Series D Preferred Stock at any time, in whole or in part, subject to restrictions included in certain loan agreements.

     Management Agreement. Hillhaven provides management, consulting and advisory services in connection with the operation of seven nursing centers owned or leased by Tenet or its subsidiaries. In return for such services, Hillhaven receives a management fee and is reimbursed for certain costs and expenses. Hillhaven earned $2,535, $2,543 and $2,440 for such services during fiscal 1995, 1994 and 1993, respectively. Management fees receivable from Tenet amounted to $636 at May 31, 1995 and $610 at May 31, 1994.

 9. LEASES

     As of May 31, 1995, Hillhaven leases 122 nursing centers, 80 of which are operated by the Company. Most lease agreements cover periods from 10 to 20 years and contain renewal options of 5 to 40 years. Hillhaven's pharmacy outlets are leased under terms generally ranging from three to five years with three-year renewal options.

     Minimum lease payments under noncancelable leases and related sublease income are as follows:

                                                                                SUBLEASE
                    YEAR ENDING MAY 31,               CAPITAL     OPERATING      INCOME
        --------------------------------------------  -------     ---------     --------
        1996........................................  $   818     $  41,997     $ (9,740)
        1997........................................      839        37,194       (7,291)
        1998........................................      811        34,431       (7,048)
        1999........................................      823        26,857       (5,378)
        2000........................................      840        23,732       (4,899)
        Thereafter..................................    2,131        59,779      (13,074)
                                                      -------      --------     --------
        Total minimum lease payments (income).......    6,262     $ 223,990     $(47,430)
                                                                   ========     ========
        Less amount representing interest...........   (1,987)
                                                      -------
        Present value of net minimum lease
          payments..................................    4,275
        Less current portion........................     (439)
                                                      -------
        Long-term obligations.......................  $ 3,836
                                                      =======

     Rent expense under operating leases is as follows:

                                                            YEARS ENDED MAY 31,
                                                     ----------------------------------
                                                       1995         1994         1993
                                                     --------     --------     --------
        Rent expense...............................  $ 60,913     $ 63,411     $ 59,393
        Sublease rental income.....................   (14,026)     (13,563)     (10,390)
                                                     --------     --------     --------
                                                     $ 46,887     $ 49,848     $ 49,003
                                                     ========     ========     ========

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10. BENEFIT PLANS

     Hillhaven's 1990 Stock Incentive Plan (the "1990 Plan") provides for incentive stock option, nonqualified stock option, restricted stock, stock appreciation right and cash bonus awards to certain executive officers and other key employees of Hillhaven. Incentive stock options are granted at an exercise price equal to the fair market value of the shares on the date of grant, and nonqualified stock options are granted at an exercise price of not less than 50% of fair market value on the date of grant. Restricted shares are issued at no cost to the employee, and restrictions on such shares generally lapse over five years from the date of the award as long as the employee continues to be employed by Hillhaven.

     In addition, Hillhaven has replaced its long-term cash bonus plan with performance share awards ("Performance Shares") under the 1990 Plan. The Compensation Committee of the Board of Directors identified key management employees who are eligible to receive Performance Shares. Performance Shares represent potential rights to receive common stock based upon the Company achieving specified financial targets over a three- to five-year period. Subject to the Compensation Committee's sole discretion to award all or any portion of the Performance Shares, participants may receive shares of common stock based upon actual performance in relation to the financial targets. Performance Shares granted during the year ended May 31, 1995 amounted to 1,015,000, which may be awarded over the next five years subject to the aforementioned conditions.

     The fair market value on the date of award of restricted shares and the excess of the fair market value of the Hillhaven shares on the date of grant of nonqualified stock options over the exercise price represents compensation which is deferred and charged to operations as the forfeiture restrictions lapse and as the nonqualified options vest. An estimate of the fair market value of Performance Shares expected to be awarded also represents compensation and is deferred and charged to operations over a three- to five-year period. Unearned compensation is recorded as a deduction from stockholders' equity. No stock appreciation rights or cash bonuses have been awarded under the 1990 Plan. At May 31, 1995, there were 1,030,161 shares of common stock available under the 1990 Plan for future awards.

     Hillhaven also has a Directors' Stock Option Plan (the "Directors' Plan") for directors who are not employees of Hillhaven and are not eligible to participate in the 1990 Plan. Nonstatutory options to purchase 2,000 shares of common stock are granted each year to each qualified director at the fair market value of the shares on the date of grant.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Information regarding stock option plans follows:

                                                                   1990       DIRECTORS'
                                                                   PLAN          PLAN
                                                                 --------     ----------
        Shares under option:
        Outstanding at May 31, 1992............................   248,902        30,000
        Granted................................................   101,647        10,000
        Exercised..............................................   (49,079)           --
        Canceled...............................................    (1,542)       (2,000)
                                                                 --------       -------
        Outstanding at May 31, 1993............................   299,928        38,000
        Granted................................................    66,002        10,000
        Exercised..............................................   (95,785)       (2,000)
        Canceled...............................................    (6,532)       (6,000)
                                                                 --------       -------
        Outstanding at May 31, 1994............................   263,613        40,000
        Granted................................................   216,790        12,000
        Exercised..............................................   (56,594)       (2,000)
        Cancelled..............................................    (6,615)           --
                                                                 --------       -------
        Outstanding at May 31, 1995............................   417,194        50,000
                                                                 ========       =======
        Average option price per share.........................    $12.77        $17.48
        Options exercisable at May 31, 1995....................   204,934        38,000
        Average price of options exercised:
          Year ended May 31, 1993..............................     $5.02            --
          Year ended May 31, 1994..............................     $5.84        $13.75
          Year ended May 31, 1995..............................     $8.75        $14.69

     Shares of common stock issued in the last three fiscal years in connection with employee and director compensation and benefit plans, including the 1991 Performance Investment Plan (Note 6), were 348,234 in 1995, 212,356 in 1994 and 135,079 in 1993. Restricted shares forfeited and retired in the last three fiscal years amounted to zero in 1995, 16,000 in 1994 and 39,670 in 1993.

     In January 1995, the Company established a grantor trust to pre-fund future obligations under Hillhaven's employee stock plans. The grantor trust is a vehicle for supporting its existing stock plans including the 1990 Plan, the Performance Investment Plan and the Employee Stock Purchase Plan, and does not change those plans or the amount of stock to be issued under those plans. Hillhaven transferred 4,200,000 newly issued shares of its common stock to the grantor trust, of which 4,067,473 shares remained in the trust at May 31, 1995.

     In March 1995, the Company established a second grantor trust to pre-fund future obligations under its nonqualified deferred compensation plans. This trust does not change the status of the plans or benefits to be received by participants in the plans. Hillhaven transferred to the trust, life insurance policies with an aggregate cash value of $5,356,897 at May 31, 1995 (included in other noncurrent assets) as well as 500,000 newly issued shares of the Company's common stock. The Company may withdraw these shares of common stock at any time prior to a change of control, as defined, and therefore they are not considered outstanding shares.

     Hillhaven maintains defined contribution retirement plans covering substantially all full-time employees, whereby employee contributions to the plans are matched by Hillhaven up to certain limits. Defined contribution pension expense totalled $4,993, $3,938 and $4,556 for the years ended May 31, 1995, 1994 and 1993, respectively.

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Hillhaven also maintains supplemental retirement plans covering outside directors, executive officers and certain other management employees under which benefits are determined based primarily upon the participants' compensation and length of service to the Company. Expense under these plans amounted to $1,142, $730 and $262 for the years ended May 31, 1995, 1994 and 1993, respectively. Accrued benefits under the plans amounted to $3,668 and $2,518 at May 31, 1995 and 1994, respectively, and are included in other long-term liabilities.

11. COMMITMENTS AND CONTINGENCIES

     Hillhaven is contingently liable at May 31, 1995 for $23,698 primarily as a guarantor of indebtedness of partnerships in which Hillhaven has an ownership interest (Note 4) or with which it has a management agreement. Tenet has guaranteed $3,880 of these obligations for which Hillhaven has agreed to indemnify Tenet under the terms of the Guarantee Reimbursement Agreement (Note
8).

     The Company maintains insurance coverage for its workers' compensation exposure. The estimated retrospective premiums (included in other receivables or other accrued liabilities and other long-term assets or liabilities) is based on actuarially projected estimates discounted at an 8.0% average rate to their present value, which amounted to a $5,861 receivable at May 31, 1995 and an $8,619 liability at May 31, 1994.

     The Company currently insures all of its professional and general liability risks through a wholly owned insurance subsidiary. Risks in excess of $500 per occurrence are reinsured with major independent insurance companies. The estimated liability for the self-insured portion of professional and general liability claims (included in other accrued liabilities and other long-term liabilities) is based on actuarially projected estimates which amounted to $6,436 at May 31, 1995. Included in cash at May 31, 1995 is $7,129 which is restricted for the payment of claims. Through May 31, 1994, the Company's professional and general liability risks were insured by an insurance company which is owned by Tenet (Note 8).

     On January 25, 1995, Horizon Healthcare Corporation ("Horizon") made a proposal to acquire Hillhaven in a stock merger valued by Horizon at $28.00 per share. On February 5, 1995, a Special Committee of Hillhaven's Board of Directors (the "Special Committee") considered the proposal with its advisors and concluded that the proposal was inadequate. On March 7, 1995, Horizon made another offer to acquire Hillhaven in a stock merger valued by Horizon at $31.00 per share.

     In light of the March 7, 1995 Horizon proposal and expressions of interest received by Hillhaven from other parties desiring to explore an acquisition transaction, on March 20, 1995, the Special Committee instructed Merrill Lynch, Pierce, Fenner and Smith Incorporated to explore strategic alternatives, including the possible sale of Hillhaven to a third party. The Special Committee established a process to evaluate all alternatives available to Hillhaven.

     As part of this process, Hillhaven engaged in discussions with certain parties interested in acquiring Hillhaven, and invited Horizon to participate in this process. Horizon announced that its proposal expired on March 21, 1995. On April 24, 1995, Hillhaven announced that it had entered into a definitive merger agreement with Vencor, Inc. ("Vencor"). See Note 13.

     A number of legal actions have resulted from Horizon's January and March proposals to acquire Hillhaven.

     On February 6, 1995, Hillhaven filed a complaint against Horizon in the United States District Court for the District of Nevada seeking injunctive and declaratory relief that a business combination between Horizon and Hillhaven is prohibited by the Nevada statute regarding business combinations with interested stockholders by reason of certain arrangements between Horizon and Tenet. On February 27, 1995, Horizon filed an answer and a counterclaim alleging that, among other things, Hillhaven and all of its directors (other than Messrs. de Wetter and Andersons) had breached their fiduciary duties to Hillhaven's stockholders in

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

connection with their consideration of Horizon's acquisition proposal and certain actions taken by Hillhaven, including the formation of a grantor trust, the amendment of Hillhaven's stockholder rights plan and the filing of a shelf registration statement with the Commission. The counterclaim seeks injunctive and declaratory relief and compensatory and punitive damages in unspecified amounts. Hillhaven has answered the counterclaim and believes Horizon's claims are without merit. By stipulation of the parties, all proceedings in these actions have been stayed until October 31, 1995.

     Hillhaven and its directors are named as defendants in a number of putative class action complaints filed on behalf of Hillhaven's stockholders in Nevada state court (the "Nevada State Court Actions") and California state court (the "California State Court Actions"). These complaints raise allegations that Hillhaven and its directors have breached their fiduciary duties to Hillhaven's stockholders in connection with the consideration of Horizon's acquisition proposal and certain corporate actions also cited in Horizon's counterclaim. These actions seek declaratory and injunctive relief and, in California, compensatory damages in unspecified amounts. The Service Employees International Union (AFL-CIO) and a Hillhaven employee and union member are seeking to intervene as party plaintiffs in both the Nevada and California putative class actions brought on behalf of Hillhaven's stockholders, alleging that their interests as stockholders and employees of Hillhaven are not adequately represented. Hillhaven has opposed this intervention. In addition, Tenet filed a complaint against Hillhaven and two of its directors, Mr. Busby and Mr. Marker, in state court in California seeking declaratory and injunctive relief and alleging, among other things, that they have breached their fiduciary duties to Tenet and Hillhaven's other stockholders in connection with their consideration of Horizon's acquisition proposal and certain of the other corporate actions cited in the Horizon and putative class action complaints (the "Tenet Action"). The plaintiffs in the Nevada State Court Actions have moved to dismiss their complaints, which dismissal has been opposed by Hillhaven and its directors. Consideration of this motion has been suspended without date. Hillhaven believes these actions are without merit.

     By stipulation of the parties, the proceedings in the Tenet Action have been stayed until the consummation of the merger with Vencor, at which time Hillhaven and Tenet have agreed to dismiss with prejudice all pending claims with respect to Horizon's acquisition proposal or the Vencor merger. The stay in the California State Court Actions expired July 5, 1995, and the stay in the Nevada State Court Actions expired on July 22, 1995. No schedule has been established with respect to further proceedings in these actions.

     Hillhaven is subject to various other claims and lawsuits in the ordinary course of business which are covered by insurance or adequately provided for in Hillhaven's financial statements. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on Hillhaven's results of operations or liquidity.

12. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of Hillhaven's financial instruments at May 31 are as follows:

                                                      1995                      1994
                                              ---------------------     ---------------------
                                              CARRYING       FAIR       CARRYING       FAIR
                                               AMOUNT       VALUE        AMOUNT       VALUE
                                              --------     --------     --------     --------
    Notes receivable, net of allowance for
      doubtful accounts.....................  $ 88,104     $ 97,256     $ 87,921     $ 94,913
    Convertible debentures (Note 6).........   131,172      184,618      134,223      154,407
    Other long-term debt, excluding
      capitalized lease obligations (Note
      6)....................................   533,644      529,488      531,516      527,124

     The estimated fair values of Hillhaven's financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. Because no market exists for a

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

significant portion of Hillhaven's financial instruments, considerable judgment is necessarily required in interpreting the data to develop the estimates of fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The fair value of performing notes receivable is calculated by discounting the projected cash flows using estimated market discount rates that reflect the credit and interest rate risk inherent in the notes and using specific borrower information. Fair values for notes with no set maturity are determined based on individual circumstances and are valued net of specific reserves.

     The fair values of the Company's long-term borrowings are estimated based on quoted market prices or by discounting future cash flows at current rates offered to the Company for debt of comparable types and maturities. It is not practicable to estimate the fair value of the Company's off-balance sheet obligations (Note 11).

13. RESTRUCTURING

     On December 5, 1991, Hillhaven announced a restructuring plan designed to improve its long-term financial strength and operating performance. The plan included the disposition of 82 nursing centers over an estimated 24-month period. In the second quarter of fiscal 1992, the Company recorded a $90,000 pretax charge, comprised of $25,700 for the projected losses from operations of the 82 nursing centers during the disposition period and $64,300 for estimated losses from the dispositions. Also as part of the restructuring, Hillhaven exercised options to purchase nine nursing centers leased from Tenet, modified terms of the remaining leases with Tenet and sold preferred stock to Tenet in the amount of $35,000, the proceeds of which were used to prepay debt owed to Tenet (Note 8).

     As of November 30, 1993, the Company had completed the disposition of 50 of these nursing centers, as well as three retirement housing facilities which, prior to March 1, 1992, had been recorded as discontinued operations. During the three months ended November 30, 1993, the Company reviewed its asset disposition program. Because of improvements in reimbursement rates and results of operations, the Company decided not to pursue the sales of the remaining nursing centers and a retirement housing facility. In addition, several parcels of land which had been held for development have been reclassified to other noncurrent assets. Assets related to the Company's restructuring program were as follows:

                                                           SEPTEMBER 1,
                                                              1993
                                                           -----------
                                                           (UNAUDITED)
                        Assets...........................   $  85,183
                        Restructuring reserve............     (54,550)
                                                             --------
                        Net assets.......................   $  30,633
                                                             ========

     Accrued loss reserves remaining at the date of reinstatement were comprised of $17,668 for losses from operations and $36,882 for estimated future losses on sale. Pretax losses charged to the reserve were as follows:






                                                   THREE MONTHS      YEAR       SIX MONTHS
                                                      ENDED          ENDED        ENDED
                                                    AUGUST 31,      MAY 31,      MAY 31,
                                                       1993          1993          1992
                                                   ------------     -------     ----------
                                                   (UNAUDITED)                  (UNAUDITED)
        Loss from operations.....................     $  235        $ 5,418       $4,263
        Loss on dispositions.....................      1,861         41,010        3,790
                                                      ------        -------       ------
                                                      $2,096        $46,428       $8,053
                                                      ======        =======       ======

                   THE HILLHAVEN CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Revenues and expense related to the 32 nursing centers and other properties previously held for disposition were reclassified to ongoing operations in the consolidated statements of income for all periods presented. Total revenues and expenses of these facilities were as follows:






                                                  THREE MONTHS       YEAR       SIX MONTHS
                                                     ENDED          ENDED         ENDED
                                                   AUGUST 31,      MAY 31,       MAY 31,
                                                      1993           1993          1992
                                                  ------------     --------     ----------
                                                  (UNAUDITED)                   (UNAUDITED)
        Revenues................................    $ 30,326       $114,758      $ 53,760
        Expenses................................      28,647        108,989        51,231
                                                     -------       --------       -------
        Income from operations before income
          taxes.................................    $  1,679       $  5,769      $  2,529
                                                     =======       ========       =======

     Net assets of these facilities as of September 1, 1993, less adjustments to asset carrying values and remaining accrued restructuring costs aggregating $32,646, were reclassified from net assets held for disposition to appropriate balance sheet accounts.

     On December 31, 1993, Hillhaven completed the sale of 13 nursing centers for an aggregate sales price of $15,594. Nine of these nursing centers had previously been held for disposition. The sale resulted in a gain of $5,102, which is included in net operating revenues.

14. SUBSEQUENT EVENTS

     On February 27, 1995, Hillhaven signed a definitive agreement to acquire Nationwide. Nationwide operates 23 nursing centers, two retirement housing communities and two assisted living centers located in Indiana, Ohio and Florida. Concurrent with the close of the transaction on June 30, 1995, Nationwide's redeemable preferred stock, included in other long-term liabilities, was redeemed in the amount of $3,000 and its 12 1/2% Senior Subordinated Notes were repaid in the amount of $12,000 resulting in an extraordinary charge of $2,413 net of taxes. In addition, detachable stock warrants issued by Nationwide were exercised by the holder, and an adjustment to fair market value in the amount of $9,811 was recorded to retained earnings based on the acquisition price. Previously, the warrants had been valued based on a predetermined formula as there was no otherwise determinable value.

     In April 1995, Hillhaven entered into a definitive merger agreement with Vencor pursuant to which Hillhaven will be merged with and into Vencor (the "Merger"). Holders of Hillhaven common stock will be issued Vencor common stock in a business combination intended to qualify as a pooling of interests and as a tax-free reorganization for federal income tax purposes. Vencor operates a network of healthcare services for patients who suffer from cardiopulmonary disorders. The foundation of Vencor's network is a nationwide chain of long term intensive care hospitals. With operations in 38 states, the merged company (including Nationwide) will consist of 36 long term intensive care hospitals and 311 nursing centers with more than 42,000 beds, 55 retail and institutional pharmacy outlets and 23 retirement housing communities with 3,000 apartments. Health care services provided through this network of facilities will include long term intensive hospital care, long term nursing care, contract respiratory therapy services, acute cardiopulmonary care, subacute and post-operative care, inpatient and outpatient rehabilitation therapy, specialized care for Alzheimer's disease, hospice care, pharmacy services and retirement and assisted living. Consummation of the Merger is contingent upon the affirmative vote of Vencor's and Hillhaven's stockholders and certain governmental and regulatory approvals and is expected to occur in the 1996 second quarter.

                                                        SUPPLEMENTAL SCHEDULE II

                           THE HILLHAVEN CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                             ADDITIONS
                                            BALANCE AT      CHARGED TO                          BALANCE AT
                                            BEGINNING         COSTS &                             END OF
               DESCRIPTION                 OF PERIOD(1)     EXPENSES(1)     DEDUCTIONS(1)        PERIOD(1)
-----------------------------------------  ------------     -----------     --------------      -----------
Year ended May 31, 1993:
Valuation accounts deducted from assets:
Allowance for doubtful                                                         $ (6,064)(2)
  accounts and notes receivable..........    $ 21,801         $ 4,515               138(3)        $20,390
                                            =========       =========       ===========          ========
Reserve for loss on assets held for
  disposition............................    $103,074         $    --          $(46,428)(4)       $56,646
                                            =========       =========       ===========          ========
Year ended May 31, 1994:
Valuation accounts deducted from assets:
Allowance for doubtful accounts and notes
  receivable.............................    $ 20,390         $ 8,730          $ (3,810)(2)       $25,310
                                            =========       =========       ===========          ========
Reserve for loss on assets                                                     $ (2,096)(4)
  held for disposition...................    $ 56,646         $    --           (54,550)(5)       $    --
                                            =========       =========       ===========          ========
Year ended May 31, 1995:
Valuation accounts deducted from assets:
Allowance for doubtful accounts and notes
  receivable.............................    $ 25,310         $ 5,633          $ (2,667)(2)       $28,276
                                            =========       =========       ===========          ========

---------------

(1) Information for all periods has been restated to reflect the acquisition of Nationwide Care, Inc.

(2) Write-off of accounts and notes receivable.

(3) Provision related to nursing centers and retirement housing facilities held for disposition was charged to the reserve for loss on assets held for disposition.

(4) Operating losses related to nursing centers and retirement housing facilities held for disposition were charged to the reserve.

(5) Elimination of loss reserve upon reinstatement of assets held for disposition.

ITEM 7.(B)  PRO FORMA FINANCIAL INFORMATION

                                  VENCOR, INC.
                                    FORM 8-K
                                     INDEX

                                                                                        PAGE
                                                                                        ----
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION:
  Unaudited Pro Forma Condensed Combined Income Statements for
     the six months ended June 30, 1995...............................................   62
  Unaudited Pro Forma Condensed Combined Income Statements for
     the six months ended June 30, 1994...............................................   63
  Unaudited Pro Forma Condensed Combined Income Statements for
     the year ended December 31, 1994.................................................   64
  Unaudited Pro Forma Condensed Combined Income Statements for
     the year ended December 31, 1993.................................................   65
  Unaudited Pro Forma Condensed Combined Statements of Operations for
     the year ended December 31, 1992.................................................   66
  Unaudited Pro Forma Condensed Combined Balance Sheet -- June 30, 1995...............   67
  Notes to Unaudited Pro Forma Condensed Combined Financial Information...............   68

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements are presented assuming the Merger will be accounted for as a pooling of interests.

     The Merger Agreement provides that each outstanding share of Hillhaven common stock will be converted into a fraction of a share of Vencor common stock (the "Conversion Number") determined by dividing $32.25 by the average closing price on the New York Stock Exchange of Vencor common stock for ten consecutive trading days ending with the second trading day immediately preceding the effective time of the Merger (the "Effective Time") (the "Vencor Average Price"), except that the Conversion Number will not be less than 0.768 or greater than 0.977 except in certain limited circumstances. Each share of Hillhaven preferred stock will be converted into the right to receive $900 in cash, plus accrued and unpaid dividends, to the Effective Time. Each outstanding share of Vencor common stock will remain outstanding and unaffected by the Merger. For all applicable periods in the unaudited condensed combined income statements, shares used in the computation of earnings per common and common equivalent share assume a Conversion Number of 0.977 and the product of the Conversion Number and the Vencor Average Price ("Transaction Value") equal to $31.00.

     On May 1, 1995, Vencor acquired a hospital in Arlington, Virginia ("Arlington") (the "Arlington Acquisition") which was recorded under the purchase method of accounting.

     The unaudited pro forma condensed combined income statements reflect the combination of the historical operating results of Vencor for the years ended December 31, 1994, 1993 and 1992 and for the six months ended June 30, 1995 and 1994 with the supplemental historical operating results of Hillhaven for twelve months ended November 30, 1994 and supplemental historical operating results for the years ended May 31, 1993 and 1992 (each of the three years of which include the operating results of Nationwide for the twelve months ended September 30) and for the six months ended May 31, 1995 and 1994. The unaudited pro forma condensed combined income statement for the year ended December 31, 1994 and the six months ended June 30, 1995 and 1994 include the Arlington Acquisition. The unaudited pro forma condensed combined balance sheet reflects the combination of the historical balance sheet of Vencor at June 30, 1995 with the supplemental historical balance sheet of Hillhaven at May 31, 1995.

     The unaudited pro forma condensed combined financial statements do not reflect the restructuring charge expected to be incurred by Vencor and Hillhaven in connection with the Merger. The restructuring charge will include costs associated with the combination of Vencor and Hillhaven, including severance, elimination of duplicative systems and other consolidation expenses. Also, no provision has been reflected in the unaudited pro forma condensed combined financial statements for the possible refinancing of certain of Hillhaven's debt after the consummation of the Merger. The unaudited pro forma condensed combined financial statements also do not give effect to the revenue enhancements and cost savings expected to be realized in connection with the Merger. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results or financial position that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future. These pro forma financial statements should be read in conjunction with the related historical consolidated financial statements of Vencor and the supplemental consolidated financial statements of Hillhaven.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   HILLHAVEN      VENCOR      ARLINGTON
                                   SIX MONTHS   SIX MONTHS   FOUR MONTHS
                                     ENDED        ENDED         ENDED
                                    MAY 31,      JUNE 30,     APRIL 30,     PRO FORMA     VENCOR      PRO FORMA        PRO FORMA
                                      1995         1995         1995       ADJUSTMENTS   PRO FORMA   ADJUSTMENTS        COMBINED
                                   ----------   ----------   -----------   -----------   ---------   -----------       ----------
Net revenues
  Patient revenues...............   $741,586     $259,005      $11,130        $  --      $270,135      $(1,195)(d)     $1,010,526
  Other revenues.................    132,356        2,089           85           --         2,174           --            134,530
                                   ----------   ----------   -----------   -----------   ---------   -----------       ----------
    Net revenues.................    873,942      261,094       11,215           --       272,309       (1,195)         1,145,056
Expenses
  Salaries, wages and benefits...    515,863      133,440        5,288           --       138,728           --            654,591
  Supplies.......................     61,162       28,975        1,748           --        30,723           --             91,885
  Rent...........................     30,042        9,416          212           --         9,628           --             39,670
  Other operating expenses.......    167,337       40,312        1,711           --        42,023       (1,195)(d)        208,165
  Depreciation and
    amortization.................     31,204       11,898          777         (667)(n)    12,008           --             43,212
  Interest.......................     28,792        4,349          464          187(n)      5,000        3,353(i)          37,145
                                   ----------   ----------   -----------   -----------   ---------   -----------       ----------
      Total expenses.............    834,400      228,390       10,200         (480)      238,110        2,158          1,074,668
                                   ----------   ----------   -----------   -----------   ---------   -----------       ----------
Income before income taxes and
  extraordinary charges..........     39,542       32,704        1,015          480        34,199       (3,353)            70,388
Income tax expense (benefit).....     13,594       12,743          407          192(n)     13,342       (1,341)(i)         25,595
                                   ----------   ----------   -----------   -----------   ---------   -----------       ----------
Income before extraordinary
  charges........................   $ 25,948     $ 19,961      $   608        $ 288      $ 20,857      $(2,012)        $   44,793
                                   ==========   ==========   ===========   ===========   =========   ===========        =========
Income before extraordinary
  charges per share
  Primary........................   $   0.66     $   0.71                                $   0.74                      $     0.73
  Fully diluted..................   $   0.62     $   0.66                                $   0.68                      $     0.68
Shares used in per share
  calculation
  Primary........................     33,930       28,083                                  28,083       33,150(m)          61,233
  Fully diluted..................     41,862       32,506                                  32,506       40,899(m)          73,405

   See notes to unaudited pro forma condensed combined financial information.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    HILLHAVEN      VENCOR     ARLINGTON
                                    SIX MONTHS   SIX MONTHS   SIX MONTHS
                                      ENDED        ENDED        ENDED
                                     MAY 31,      JUNE 30,     JUNE 30,      PRO FORMA      VENCOR      PRO FORMA      PRO FORMA
                                       1994         1994         1994        ADJUSTMENTS   PRO FORMA   ADJUSTMENTS      COMBINED
                                    ----------   ----------   ----------     ---------     ---------   -----------     ----------
Net revenues
  Patient revenues..............     $662,894     $183,741     $ 18,366       $    --      $202,107      $    --       $  865,001
  Other revenues................      148,916        1,756           83            --         1,839           --          150,755
                                    ----------   ----------   ----------     ---------     ---------   -----------     ----------
      Net revenues..............      811,810      185,497       18,449            --       203,946           --        1,015,756
Expenses:
  Salaries, wages and
    benefits....................      465,361       91,514        7,879            --        99,393           --          564,754
  Supplies......................       55,738       22,273        2,785            --        25,058           --           80,796
  Rent..........................       32,109        8,134          330            --         8,464           --           40,573
  Other operating expenses......      158,924       28,568        3,984            --        32,552           --          191,476
  Depreciation and
    amortization................       28,729        9,531        1,264        (1,000)(n)     9,795           --           38,524
  Interest......................       29,268        3,473          721           280(n)      4,474           --           33,742
                                    ----------   ----------   ----------     ---------     ---------   -----------     ----------
    Total expenses..............      770,129      163,493       16,963          (720)      179,736           --          949,865
                                    ----------   ----------   ----------     ---------     ---------   -----------     ----------
Income before income taxes and
  extraordinary charges.........       41,681       22,004        1,486           720        24,210           --           65,891
Income tax expense..............       12,851        8,802          594           288(n)      9,684           --           22,535
                                    ----------   ----------   ----------     ---------     ---------   -----------     ----------
Income before extraordinary
  charges.......................     $ 28,830     $ 13,202     $    892       $   432      $ 14,526      $    --       $   43,356
                                    =========    =========    =========      ========      ========    ==========       =========
Income available to common
  stockholders..................     $ 24,542     $ 13,023                                 $ 14,347                    $   38,889
Income before extraordinary
  charges per share
  Primary.......................     $   0.77     $   0.51                                 $   0.56                    $     0.68
  Fully diluted.................     $   0.70     $   0.49                                 $   0.53                    $     0.64
Shares used in per share
  calculation
  Primary.......................       31,932       25,719                                   25,719       31,198(m)        56,917
  Fully diluted.................       40,064       30,142                                   30,142       39,143(m)        69,285

   See notes to unaudited pro forma condensed combined financial information.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                       HILLHAVEN
                         TWELVE
                         MONTHS           VENCOR         ARLINGTON
                         ENDED          YEAR ENDED       YEAR ENDED
                      NOVEMBER 30,     DECEMBER 31,     DECEMBER 31,      PRO FORMA       VENCOR        PRO FORMA      PRO FORMA
                          1994             1994             1994         ADJUSTMENTS     PRO FORMA     ADJUSTMENTS      COMBINED
                      ------------     ------------     ------------     -----------     ---------     -----------     ----------
Net revenues
  Patient
    revenues........   $1,363,386        $396,766         $ 36,339         $    --       $433,105        $  (374)(d)   $1,796,117
  Other revenues....      290,621           3,252               --              --          3,252             --          293,873
                       ----------        --------          -------         -------       --------        -------       ----------
    Net revenues....    1,654,007         400,018           36,339              --        436,357           (374)       2,089,990
Expenses
  Salaries, wages
    and benefits....      963,717         197,336           15,818              --        213,154             --        1,176,871
  Supplies..........      114,582          46,662            5,038              --         51,700             --          166,282
  Rent..............       62,886          16,757              639              --         17,396             --           80,282
  Other operating
    expenses........      311,831          59,535            8,873              --         68,408           (374)(d)      379,865
  Depreciation and
    amortization....       58,397          20,390            2,485          (2,000)(n)     20,875             --           79,272
  Interest..........       56,342           6,787            1,439             560(n)       8,786          5,875(i)        71,003
                       ----------        --------          -------         -------       --------        -------       ----------
      Total
        expenses....    1,567,755         347,467           34,292          (1,440)       380,319          5,501        1,953,575
                       ----------        --------          -------         -------       --------        -------       ----------
Income before income
  taxes and
  extraordinary
  charges...........       86,252          52,551            2,047           1,440         56,038         (5,875)         136,415
Income tax expense
  (benefit).........       26,029          21,135              819             576(n)      22,530         (2,350)(i)       46,209
                       ----------        --------          -------         -------       --------        -------       ----------
Income before
  extraordinary
  charges...........   $   60,223        $ 31,416         $  1,228         $   864       $ 33,508        $(3,525)      $   90,206
                       ==========        ========          =======         =======       ========        =======       ==========
Income before
  extraordinary
  charges per share
  Primary...........   $     1.60        $   1.20                                        $   1.29                      $     1.55
  Fully diluted.....   $     1.45        $   1.13                                        $   1.20                      $     1.42
Shares used in per
  share calculation
  Primary...........       32,830          25,994                                          25,994         32,075(m)        58,069
  Fully diluted.....       41,006          30,417                                          30,417         40,063(m)        70,480

   See notes to unaudited pro forma condensed combined financial information.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              HILLHAVEN       VENCOR
                                              YEAR ENDED    YEAR ENDED
                                               MAY 31,     DECEMBER 31,      PRO FORMA      PRO FORMA
                                                 1993          1993         ADJUSTMENTS      COMBINED
                                              ----------   ------------     -----------     ----------
Net revenues
  Patient revenues..........................  $1,191,735     $276,587         $    --       $1,468,322
  Other revenues............................     269,522        5,648              --          275,170
                                              ----------   ------------     -----------     ----------
     Net revenues...........................   1,461,257      282,235              --        1,743,492
Expenses
  Salaries, wages and benefits..............     852,671      132,492              --          985,163
  Supplies..................................      93,453       33,020              --          126,473
  Rent......................................      59,393       14,930              --           74,323
  Other operating expenses..................     285,686       44,328              --          330,014
  Depreciation and amortization.............      56,421       12,705              --           69,126
  Interest..................................      67,184        6,375              --           73,559
  Restructuring.............................       5,769           --              --            5,769
                                              ----------   ------------     -----------     ----------
          Total expenses....................   1,420,577      243,850              --        1,664,427
                                              ----------   ------------     -----------     ----------
Income before income taxes, extraordinary
  charges and cumulative effect of change in
  accounting for income taxes...............      40,680       38,385              --           79,065
Income tax expense (benefit)................      (5,372)      15,461              --           10,089
                                              ----------   ------------     -----------     ----------
Income before extraordinary charges and
  cumulative effect of change in accounting
  for income taxes..........................  $   46,052     $ 22,924         $    --       $   68,976
                                               =========   ==========       =========        =========
Income before extraordinary charges and
  cumulative effect available to common
  stockholders..............................  $   43,164     $ 22,924         $    --       $   66,088
                                               =========   ==========       =========        =========
Income before extraordinary charges and
  cumulative effect per share
     Primary................................  $     1.49     $   0.85                       $     1.20
Shares used in per share calculation
     Primary................................      29,394       27,072          28,718(m)        55,790

   See notes to unaudited pro forma condensed combined financial information.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              HILLHAVEN       VENCOR
                                              YEAR ENDED    YEAR ENDED
                                               MAY 31,     DECEMBER 31,      PRO FORMA      PRO FORMA
                                                 1992          1992         ADJUSTMENTS      COMBINED
                                              ----------   ------------     -----------     ----------
Net revenues
  Patient revenues..........................  $1,136,892     $210,721         $    --       $1,347,613
  Other revenues............................     236,463        3,969              --          240,432
                                              ----------   ------------     -----------     ----------
          Net revenues......................   1,373,355      214,690              --        1,588,045
Expenses
  Salaries, wages and benefits..............     819,375      102,133              --          921,508
  Supplies..................................      91,541       26,399              --          117,940
  Rent......................................      73,044       12,924              --           85,968
  Other operating expenses..................     264,670       35,147              --          299,817
  Depreciation and amortization.............      49,006        7,402              --           56,408
  Interest..................................      60,270        2,129              --           62,399
  Restructuring.............................      92,529           --              --           92,529
  Adjustment to carrying value of properties
     previously reported as discontinued
     operations.............................      20,736           --              --           20,736
                                              ----------   ------------     -----------     ----------
          Total expenses....................   1,471,171      186,134              --        1,657,305
                                              ----------   ------------     -----------     ----------
Income (loss) before income taxes and
  extraordinary charges.....................     (97,816)      28,556              --          (69,260)
Income tax expense..........................         923       11,128              --           12,051
Reinstatement of discontinued operations,
  net of tax................................      24,743           --              --           24,743
                                              ----------   ------------     -----------     ----------
Income (loss) before extraordinary
  charges...................................  $  (73,996)    $ 17,428         $    --       $  (56,568)
                                               =========   ==========       =========        =========
Income (loss) before extraordinary charges
  available to common stockholders..........  $  (75,440)    $ 17,428         $    --       $  (58,012)
                                               =========   ==========       =========        =========
Income (loss) before extraordinary charges
  per share
     Primary................................  $    (2.79)    $   0.63                       $    (1.08)
Shares used in per share calculation
     Primary................................      27,073       27,507          26,450(m)        53,957

   See notes to unaudited pro forma condensed combined financial information.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             HILLHAVEN                                  VENCOR
                                              MAY 31,      PRO FORMA      HILLHAVEN    JUNE 30,    PRO FORMA      PRO FORMA
                                                1995      ADJUSTMENTS     PRO FORMA      1995     ADJUSTMENTS      COMBINED
                                             ----------   -----------     ----------   --------   -----------     ----------
ASSETS
Current Assets
  Cash and cash equivalents................  $   55,921    $  (3,000)(b)
                                                              (4,500)(c)  $   48,421   $  3,496   $    (1,131)(e) $   50,786
  Accounts and notes receivable, net.......     191,526           --         191,526    120,091            --        311,617
  Inventories..............................      18,196           --          18,196      6,952            --         25,148
  Other current assets.....................      32,682        1,332(a)       34,014     23,021        19,491(j)      76,526
                                             ----------   -----------     ----------   --------   -----------     ----------
         Total Current Assets..............     298,325       (6,168)        292,157    153,560        18,360        464,077
Long-term notes receivable, net............      81,444           --          81,444         --            --         81,444
Property and equipment, net................     869,226           --         869,226    295,205            --      1,164,431
Investments available for acquisitions and
  general corporate purposes...............          --           --              --     20,469       (20,469)(e)         --
Other assets...............................      88,936         (463)(b)      88,473     26,554            --        115,027
                                             ----------   -----------     ----------   --------   -----------     ----------
         Total Assets......................  $1,337,931    $  (6,631)     $1,331,300   $495,788   $    (2,109)    $1,824,979
                                             ==========   ===========     ==========   =========  ============    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable.........................  $   67,882           --      $   67,882   $ 23,625   $        --     $   91,507
  Accrued expenses.........................     117,105           --         117,105     25,826            --        142,931
  Income taxes payable.....................          99    $  (1,431)(a)                              (27,173)(j)
                                                               1,332(a)           --      7,682        19,491(j)          --
  Current portion of long-term debt........      43,234           --          43,234        836            --         44,070
                                             ----------   -----------     ----------   --------   -----------     ----------
         Total Current Liabilities.........     228,320          (99)        228,221     57,969        (7,682)       278,508
Deferred credits and other liabilities.....      47,804        1,599(a)
                                                              (3,000)(b)      46,403     18,116            --         64,519
Long-term debt.............................     625,857        3,577(a)
                                                             (12,000)(b)                               (2,822)(h)
                                                              12,000(b)      629,434    144,285        90,387(i)     861,284
SHAREHOLDERS' EQUITY:
  Preferred stock..........................          15           --              15         --           (15)(i)         --
  Common stock.............................      28,388           --          28,388      7,502            65(f)
                                                                                                          189(g)
                                                                                                          411(h)
                                                                                                      (20,551)(l)     16,004
  Additional paid-in capital...............     440,168           --         440,168    181,556           (65)(f)
                                                                                                       23,764(g)
                                                                                                        2,411(h)
                                                                                                     (100,415)(i)
                                                                                                       24,178(j)
                                                                                                       20,551(l)     592,148
  Retained earnings........................      56,676       (1,599)(a)                              (21,600)(e)
                                                              (3,577)(a)                               (3,804)(f)
                                                               1,431(a)                               (23,953)(g)
                                                                (463)(b)                               10,043(i)
                                                              (4,500)(c)      47,968    107,578         2,995(j)     119,227
  Other shareholders' equity...............     (89,297)          --         (89,297)   (21,218)        3,804(f)    (106,711)
                                             ----------   -----------     ----------   --------   -----------     ----------
         Net shareholders' equity..........     435,950       (8,708)        427,242    275,418       (81,992)       620,668
                                             ----------   -----------     ----------   --------   -----------     ----------
         Total liabilities and equity......  $1,337,931    $  (6,631)     $1,331,300   $495,788   $    (2,109)    $1,824,979
                                             ==========   ===========     ==========   =========  ============    ==========
BASED ON A CONVERSION NUMBER OF 0.977
  Book value per share.....................  $    12.90                   $    12.65   $   9.72                   $     9.70
  Common shares outstanding, excluding
    shares held in trust or treasury.......      33,783                       33,783     28,348         1,883(k)      64,014
BASED ON A CONVERSION NUMBER OF 0.768
  Book value per share.....................  $    12.90                   $    12.65   $   9.72                   $    11.03
  Common shares outstanding, excluding
    shares held in trust or treasury.......      33,783                       33,783     28,348        (5,690)(k)     56,441

   See notes to unaudited pro forma condensed combined financial information.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- BASIS OF PRESENTATION

     For accounting purposes, the Merger will be treated as a pooling of interests. Accordingly, the accompanying unaudited pro forma condensed combined financial statements give retroactive effect to the Merger and include the combined operations of Vencor and Hillhaven for all periods presented. Hillhaven net revenues of $734,034 and net income of $33,355 for the period June 1, 1993 to November 30, 1993 have been excluded from the pro forma financial statements. Hillhaven net revenues and net income for the period from June 1, 1994 to November 30, 1994 amounted to $781,473 and $27,412, respectively.

     Vencor's annual financial reporting period ending on December 31 will be adopted by the combined entity upon consummation of the Merger.

     The unaudited pro forma condensed combined financial statements of Hillhaven have been prepared to give retroactive effect to the merger with Nationwide on June 30, 1995. On October 31, 1994, Hillhaven acquired CPS and AIS in a business combination accounted for as a pooling of interests and, accordingly, Hillhaven's results of operations have been restated to include the operations of CPS and AIS for all periods presented.

     Shares of Hillhaven common stock held in the Grantor Trust are excluded in the calculation of net income per share and book value per share. Upon consummation of the Merger, the Grantor Trust will be terminated and the shares used to satisfy Hillhaven's obligations under the Stock Incentive Plan, Performance Investment Plan and certain other employee benefit plans. Shares held in the Grantor Trust totalled 4,067 at May 31, 1995.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- PRO FORMA ADJUSTMENTS

     The adjustments to the pro forma financial statements are discussed below:

  The Nationwide Transaction

     The pro forma adjustments (a), (b) and (c) below reflect those transactions relating to the Nationwide Transaction occurring subsequent to May 31, 1995.

     (a) To (i) adjust the redeemable preferred stock in the amount of $1,599 to its $3,000 par value, (ii) write off the unamortized discount on the Nationwide Senior Subordinated Notes in the amount of $3,577 (tax benefit of $1,431) and
(iii) reclassify $1,332 from income taxes payable to income tax refunds receivable (other current assets).

     (b) To record (i) the redemption of the redeemable preferred stock for $3,000 in cash and (ii) the redemption of the Nationwide Senior Subordinated Notes in the amount of $12,000, financed by borrowings, and (iii) the write-off of deferred financing charges amounting to $463.

     (c) To record transaction costs in the amount of $4,500 in connection with the Nationwide Transaction which were paid in cash and are nondeductible for tax purposes. Aggregate transaction costs totalling $8,707 also include the write-off of the unamortized discount on the Nationwide Senior Subordinated Notes in the amount of $3,744 and the write-off of deferred financing charges amounting to $463 included in adjustments (a) and (b) above, respectively.

  The Merger

     (d) To eliminate service fees between Vencor and Hillhaven.

     (e) To record transaction costs in the amount of $21,600 in connection with the Merger which are not deductible for income tax purposes. The remaining $27,757 of transaction costs are included in adjustments (f) and (g) below, with the tax effects included in adjustment (j).

     (f) To record approximately 261 shares of Vencor common stock issued in consideration of the required cancellation of options granted under certain Hillhaven stock option plans based on a Conversion Number of 0.977 and a Transaction Value of $31.00. The adjustment includes the write-off of unearned compensation amounting to $3,804. The adjustment to common stock and additional paid-in capital is calculated as follows:

    Transaction Value.........................................................  $ 31.00
    Less average exercise price of options....................................   (13.27)
                                                                                -------
    Difference................................................................    17.73
    Divide by Transaction Value...............................................  / 31.00
                                                                                -------
    Ratio.....................................................................    0.572
    Conversion Number.........................................................  X 0.977
                                                                                -------
                                                                                  0.559
    Stock options outstanding.................................................    X 467
                                                                                -------
    Equivalent Vencor shares..................................................      261
    Par value of Vencor stock.................................................   X 0.25
                                                                                -------
    Reclassification from additional paid-in capital to common stock..........  $    65
                                                                                ========

     (g) To record approximately 755 shares of Vencor common stock issued in consideration of the satisfaction of performance shares granted under certain Hillhaven option plans based on a Conversion

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Number of 0.977 and a Transaction Value of $31.00. The adjustment to common stock and additional paid-in capital are calculated as follows:

    Conversion Number.........................................................     0.977
    Merger Agreement percentage...............................................      X 75%
                                                                                --------
    Product...................................................................     0.733
    Performance Shares........................................................   X 1,030
                                                                                --------
    Equivalent Vencor shares..................................................       755
    Vencor Average Price......................................................  X $31.73
                                                                                --------
    Compensation expense......................................................  $ 23,953
                                                                                ========
    Equivalent Vencor shares..................................................       755
    Par value of Vencor stock.................................................   X $0.25
                                                                                --------
    Adjustment to common stock................................................       189
    Adjustment to additional paid-in capital..................................    23,764
                                                                                --------
              Total...........................................................  $ 23,953
                                                                                ========

     (h) To record approximately 1,644 shares of Vencor common stock issued in consideration of the required cancellation of the Performance Investment Plan Options based on a Conversion Number of 0.977 and a Transaction Value of $31.00.

     The adjustments to common stock and additional paid-in capital are calculated as follows:

    Transaction Value........................................................  $  31.00
    Exercise price...........................................................    (15.71)
                                                                               --------
    Difference...............................................................     15.29
    Transaction Value........................................................   / 31.00
                                                                               --------
    Ratio....................................................................     0.493
    Conversion Number........................................................   X 0.977
                                                                               --------
                                                                                  0.482
    Performance Investment Plan Options......................................   X 3,412
                                                                               --------
    Equivalent Vencor shares.................................................     1,644
    Par value of Vencor stock................................................    X 0.25
                                                                               --------
    Adjustment to common stock...............................................       411
    Original participants' capital contributions included in long-term
      debt...................................................................    (2,822)
                                                                               --------
    Adjustment to additional paid-in capital.................................  $  2,411
                                                                               =========

     (i) To record the cash-out of Hillhaven preferred stock for $90,387, which represents a 10% discount from the aggregate liquidation value of $100,430. The payment to Tenet will be financed with external borrowings. Estimated interest expense at 6.5% amounted to $5,875 for the year ended December 31, 1994 with a tax benefit of $2,350. For the six months ended June 30, 1995, estimated interest expense at 7.4% amounted to $3,353 with a tax benefit of $1,341. The interest rate is based on Hillhaven's average interest rate for the period on its term loan facility.

     (j) To record (i) the decrease in income taxes payable and increase in additional paid-in capital in the amount of $24,178 representing the tax benefit arising from conversion of Performance Investment Plan Options and stock options under certain Hillhaven stock option plans, (ii) the decrease in income taxes

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

payable and increase in retained earnings in the amount of $2,995 which represents the tax effect of compensation expense related to the conversion of performance shares and (iii) a reclassification of $19,491 from income taxes payable to income tax refunds receivable (other current assets).

     (k) To adjust common shares outstanding at June 30, 1995 as follows:

                                                                      CONVERSION NUMBER
                                                                      -----------------
                                                                       0.977     0.768
                                                                      -------   -------
        Hillhaven equivalent shares outstanding.....................   33,006    25,945
        Hillhaven pro forma common shares outstanding...............   33,783    33,783
                                                                      -------   -------
        Adjustment..................................................     (777)   (7,838)
        Vencor common shares issued in connection with certain
          Hillhaven stock option plans..............................    2,660     2,148
                                                                      -------   -------
        Net increase (decrease) in pro forma combined common shares
          outstanding...............................................    1,883    (5,690)
                                                                       ======    ======

     (l) To record the Merger under pooling of interests accounting based on 64,014 pro forma combined common shares outstanding with a par value of $0.25 per share.

     (m) To reflect the Vencor shares issued in the Merger in the number of shares used in earnings per share calculations. See Note 4.

  Arlington Acquisition

     (n) To record (i) the decrease in pro forma depreciation expense resulting from the write down in basis of assets purchased in the Arlington Acquisition,
(ii) the pro forma interest expense on the $8,000 borrowings incurred to finance the Arlington Acquisition based on an interest rate of 7% which represents the average rate on Vencor's credit facility for the respective periods and (iii) the tax effect with respect to the depreciation and interest adjustments in (i) and (ii) above.

NOTE 3 -- INCOME TAXES

     Estimated provisions for income taxes related to pro forma adjustments are based on an assumed combined federal and state income tax rate of 40%, adjusted for certain nondeductible items.

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 4 -- EARNINGS PER COMMON SHARE

     Shares used in pro forma earnings per common and common equivalent share are computed as follows based on a Conversion Number of 0.977 and a Transaction Value of $31.00:

                                                   FOR THE SIX
                                                MONTHS ENDED JUNE       FOR THE YEARS ENDED
                                                       30,                  DECEMBER 31,
                                                -----------------     ------------------------
                                                 1995       1994       1994     1993     1992
                                                ------     ------     ------   ------   ------
    PRIMARY
    Vencor:
      Weighted average common and common
         equivalent shares....................  28,083     25,719     25,994   27,072   27,507
    Hillhaven:
      Weighted average common and common
         equivalent shares....................  33,930     31,932     32,830   29,394   27,073
    Conversion Number.........................   0.977      0.977      0.977    0.977    0.977
                                                ------     ------     ------   ------   ------
                                                33,150     31,198     32,075   28,718   26,450
                                                ======     ======     ======   ======   ======
    Shares used in earnings per common and
      common share equivalent computations....  61,233     56,917     58,069   55,790   53,957
                                                ======     ======     ======   ======   ======
    FULLY DILUTED
    Vencor:
      Weighted average common and common
         equivalent shares....................  32,506     30,142     30,417   27,072   27,507
                                                ======     ======     ======   ======   ======
    Hillhaven:
      Weighted average common and common
         equivalent shares....................  41,862     40,064     41,006   29,394   27,073
      Conversion Number.......................   0.977      0.977      0.977    0.977    0.977
                                                ------     ------     ------   ------   ------
                                                40,899     39,143     40,063   28,718   26,450
                                                ======     ======     ======   ======   ======
      Shares used in earnings per common and
         common share equivalent
         computations.........................  73,405     69,285     70,480   55,790   53,957
                                                ======     ======     ======   ======   ======

                   VENCOR, INC. AND THE HILLHAVEN CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The calculation of pro forma earnings per common and common equivalent share reflects the maximum number of shares of Vencor common stock issuable in connection with the Merger. The following pro forma share and per share data reflect the minimum number of shares of Vencor common stock issuable in connection with the Merger (based on a Conversion Number of 0.768 and a Transaction Value of $32.25) and are presented below for informational purposes only.

                                                   FOR THE SIX
                                                MONTHS ENDED JUNE       FOR THE YEARS ENDED
                                                       30,                  DECEMBER 31,
                                                -----------------     ------------------------
                                                 1995       1994       1994     1993     1992
                                                ------     ------     ------   ------   ------
    PRIMARY
    Shares used in earnings per common and
      common share equivalent computations....  54,141     50,243     51,207   49,647   48,299
    Pro forma earnings per share..............  $ 0.81     $ 0.79     $ 1.76   $ 1.34   ($1.20)
    FULLY DILUTED
    Shares used in earnings per common and
      common share equivalent computations....  64,656     60,911     61,910   49,647   48,299
    Pro forma earnings per share..............  $ 0.76     $ 0.73     $ 1.62   $ 1.34   $(1.20)

     Fully diluted earnings per share were not presented by either Vencor or Hillhaven for their respective 1993 and 1992 annual reporting periods.

NOTE 5 -- TRANSACTION COSTS AND EXPENSES

     No provision has been reflected in the unaudited pro forma condensed combined income statements for expenses expected to be incurred in connection with both the Nationwide Transaction and the Merger. Estimated costs for each transaction are $8,707 and $49,357, respectively, including financial advisory, legal and accounting fees and expenses, printing and mailing costs, and compensation expense incurred as a result of the acceleration of vesting of certain employee benefits. The unaudited pro forma condensed combined income statements do not give effect to any revenue enhancements and cost savings which may be realized following the Merger. Vencor and Hillhaven have not yet completed their plans for combining the companies and therefore have not determined the restructuring charges to be incurred in connection with the Merger.

     Conditioned upon and concurrent with the consummation of the Merger, Vencor expects to enter into a senior credit facility (the "Credit Facility") aggregating $1 billion, the term of which will approximate five and one-half years. The Credit Facility will, among other things, (i) replace prior revolving credit agreements associated with both Vencor and Hillhaven, (ii) provide for the liquidation of outstanding Hillhaven Preferred Stock in accordance with the terms of the Merger Agreement and (iii) support anticipated refinancings of certain Hillhaven long-term debt. Although the amount of after-tax loss that would be incurred by Vencor in connection with anticipated refinancing activities is contingent upon various market conditions at the time of the transactions, Vencor anticipates that such after-tax loss may approximate $18 million (consisting primarily of the writeoff of capitalized debt costs and the payment of amounts in excess of the net carrying value of certain long-term debt). No provision has been reflected in the unaudited pro forma condensed combined financial statements for such after-tax loss which may be incurred in connection with anticipated refinancings of long-term debt.

ITEM 7.(C) EXHIBITS

     The following exhibits are included in this Form 8-K:

11(a)  Statement re Computation of Earnings per Common Share of The Hillhaven Corporation
       for the three years ended May 31, 1995.
11(b)  Statement re Supplemental Computation of Earnings per Common Share of The Hillhaven
       Corporation for the three years ended May 31, 1995.
23     Consent of KPMG Peat Marwick LLP.
27     Supplemental Financial Data Schedule of The Hillhaven Corporation for the year ended
       May 31, 1995 (included in filings under the Electronic Data Gathering, Analysis and
       Retrieval System) (for SEC use only).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          VENCOR, INC.

Date: September 1, 1995                   /s/ Jill L. Force

                                          --------------------------------------

                                          Jill L. Force
                                          General Counsel and Secretary